Exhibit 10.1

EXECUTION VERSION

December 11, 2020

TPVG Variable Funding Company LLC

TriplePoint Venture Growth BDC Corp.

2755 Sand Hill Road, Suite 150

Menlo Park, California 94025

Attention: Sajal Srivastava

Re:	Receivables Financing Agreement dated as of February 21, 2014 (as amended, waived or otherwise modified from time to time prior to the date hereof, the “Agreement”) by and among TPVG Variable Funding Company LLC, as borrower (“Borrower”), TriplePoint Venture Growth BDC Corp., as collateral manager (“Collateral Manager”) and as sole equityholder, Vervent, Inc., as backup collateral manager, Deutsche Bank Trust Company Americas, as paying agent, U.S. Bank National Association, as custodian, the Agents from time to time party thereto, the Lenders from time to time party thereto, and Deutsche Bank AG, New York Branch, as facility agent (“Facility Agent”).

Dear Mr. Srivastava:

Reference is made to the Agreement. Capitalized terms used but not specifically defined in this letter agreement shall have the meanings provided for such terms in the Agreement.

The Borrower and the Collateral Manager have requested that the Required Lenders, the Agents and the Facility Agent agree to make certain amendments as set forth in this letter agreement and such parties have reviewed this request and wish to amend the Agreement as set forth herein. In consideration of the covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. Amendments.

(a) As of the date of this letter agreement, the Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Agreement attached as Appendix A hereto.

(b) As of the date of this letter agreement, the Schedules and Exhibits to the Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Schedules and Exhibits to the Agreement attached as Appendix B hereto.

2. Conditions Precedent. This letter agreement shall become effective upon the satisfaction of the following conditions (or until such conditions are waived in writing by the Facility Agent in its sole discretion):

(a) the execution and delivery of this letter agreement by each party hereto;

(b) the execution and delivery of the Joinder Supplement and any ancillary documents related thereto by Customers Bank;

(c) the execution and delivery of the joinder to the Lender Fee Letter by Customers Bank;

(d) the Administrative Agent shall have received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereby;

(e) the Administrative Agent shall have received the executed legal opinion or opinions of Otterbourg P.C., counsel to the Borrower, covering authorization and enforceability of this letter agreement in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(f) the Administrative Agent shall have received a good standing certificate for the Borrower issued by the applicable Official Body of its jurisdiction of organization, dated on or about the date of this Amendment; and

(g) all fees (including reasonable and documented fees, disbursements and other charges of counsel) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

3. Agreement in Full Force and Effect. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

4. Representations. Each of the Borrower and the Collateral Manager severally represents and warrants that:

(a) it has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Transferred Contracts and the Related Security, and to grant to the Facility Agent a security interest in the Transferred Contracts and the Related Security and the other Borrower Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party;

(b) it is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions, except where the failure to do so would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement, (ii) the validity or enforceability of the Contracts and the Related Security or (iii) its ability to perform its obligations under its Transaction Documents;

2

(c) it has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; has full power and authority to grant to the Facility Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Transferred Contracts and the other Borrower Collateral and has duly authorized such grant by all necessary action; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by it by all necessary action;

(d) all acts, filings and conditions required to be done and performed and to have happened (including, without limitation, the obtaining of necessary governmental approvals) precedent to the entering into of this letter agreement and making it the duly authorized, legal, valid and binding obligation of such party, enforceable in accordance with its terms, have been done, performed and have happened in due and strict compliance with all applicable laws; and

(e) (i) no Event of Default, Unmatured Event of Default, Collateral Manager Default or Unmatured Collateral Manager Default has occurred and is continuing and (ii) the representations and warranties of each of the Borrower and the Collateral Manager contained in the Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

5. Miscellaneous.

(a) This letter agreement may be executed in any number of counterparts, each of which, taken together, shall constitute one and the same agreement.

(b) No amendment, modification or waiver of any provision of this letter agreement shall be effective without the written agreement of each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) This letter agreement shall become effective upon the Facility Agent’s receipt of executed counterparts from each of the other parties hereto.

(d) The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

(e) THIS LETTER AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[Signature pages follow]

3

Very truly yours,

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent and Syndication Agent

By:	/s/ Amit Patel
Name:	Amit Patel
Title:	Managing Director

By:	/s/ Ho Min Kwak
Name:	Ho Min Kwak
Title:	Vice President

[Signature Page to Twelfth Amendment to RFA]

Accepted and Agreed:

TPVG VARIABLE FUNDING COMPANY LLC,
as Borrower

By:	/s/ Christopher M. Mathieu
Name:	Christopher M. Mathieu
Title:	CFO

TRIPLEPOINT VENTURE GROWTH BDC CORP.,
individually, as Collateral Manager and as Equityholder

By:	/s/ Christopher M. Mathieu
Name:	Christopher M. Mathieu
Title:	Chief Financial Officer

[Signature Page to Twelfth Amendment to RFA]

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Committed Lender and Agent

By:	/s/ Amit Patel
Name:	Amit Patel
Title:	Managing Director

By:	/s/ Ho Min Kwak
Name:	Ho Min Kwak
Title:	Vice President

[Signature Page to Twelfth Amendment to RFA]

KEYBANK NATIONAL ASSOCIATION,
as Committed Lender and Agent

By:	/s/ Philip G. Turner
Name:	Philip G. Turner
Title:	Executive Vice President

[Signature Page to Twelfth Amendment to RFA]

TIAA, FSB,
as Committed Lender and Agent

By:	/s/ Edward McGugan
Name:	Edward McGugan
Title:	Managing Director

[Signature Page to Twelfth Amendment to RFA]

MUFG UNION BANK, N.A.,
as Committed Lender and Agent

By:	/s/ J. William Bloore
Name:	J. William Bloore
Title:	Managing Director

[Signature Page to Twelfth Amendment to RFA]

Hitachi Capital America Corporation,
as Committed Lender and Agent

By:	/s/ James M. Giaimo
Name:	James M. Giaimo
Title:	Chief Credit Officer – Commercial Finance

[Signature Page to Twelfth Amendment to RFA]

NBH Bank,
as Committed Lender and Agent

By:	/s/ Josh Boesen
Name:	Josh Boesen
Title:	Portfolio Manager

[Signature Page to Twelfth Amendment to RFA]

CUSTOMERS Bank,
as Committed Lender and Agent

By:	/s/ Cunningham, Lyle P
Name:	Lyle P. Cunningham
Title:	Executive Vice President

 [Signature Page to Twelfth Amendment to RFA]

APPENDIX A

(See Attached)

EXECUTION VERSION

Conformed through Amendment ~~10,~~No. 12 dated ~~August 27, 2019~~December 11, 2020

RECEIVABLES FINANCING AGREEMENT

dated as of February 21, 2014

TPVG VARIABLE FUNDING COMPANY LLC,

as Borrower,

TRIPLEPOINT VENTURE GROWTH BDC CORP.,

individually and as Collateral Manager and as Equityholder,

~~PORTFOLIO FINANCIAL SERVICING COMPANY~~VERVENT INC.,

as Backup Collateral Manager

THE LENDERS PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent,

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Paying Agent,

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	1

Section 1.1	Defined Terms	1
Section 1.2	Other Definitional Provisions	~~45~~46

ARTICLE II	THE FACILITY, ADVANCE PROCEDURES AND NOTES	~~47~~48

Section 2.1	Advances	~~47~~48
Section 2.2	Funding of Advances	~~47~~48
Section 2.3	Notes	~~48~~49
Section 2.4	Repayment and Prepayments	~~48~~50
Section 2.5	Defaulting Lenders	~~49~~50
Section 2.6	Replacement of Lenders	~~50~~51
Section 2.7	Extension of Revolving Period	~~51~~52
Section 2.8	Increase of Facility Amount	~~51~~53

ARTICLE III	YIELD, FEES, ETC.	~~52~~53

Section 3.1	Yield	~~52~~53
Section 3.2	Yield Payment Dates	~~52~~53
Section 3.3	Yield Calculation	~~52~~54
Section 3.4	Computation of Yield	~~52~~54

ARTICLE IV	PAYMENTS; TAXES	~~53~~54

Section 4.1	Making of Payments to and by the Agents	~~53~~54
Section 4.2	Due Date Extension	~~53~~54
Section 4.3	Taxes	~~53~~54

i

ARTICLE V	INCREASED COSTS, ETC.	~~57~~58

Section 5.1	Increased Costs	~~57~~58
Section 5.2	Funding Losses	~~58~~59

ARTICLE VI	EFFECTIVENESS; CONDITIONS TO ADVANCES	~~58~~60

Section 6.1	Effectiveness	~~58~~60
Section 6.2	Advances	~~60~~61

ARTICLE VII	ADMINISTRATION AND MANAGEMENT OF TRANSFERRED CONTRACTS	~~61~~63

Section 7.1	Retention and Termination of the Collateral Manager	~~61~~63
Section 7.2	Duties of the Collateral Manager	~~64~~65
Section 7.3	Representations and Warranties of the Collateral Manager	~~66~~67
Section 7.4	Covenants of the Collateral Manager	~~68~~69
Section 7.5	Collateral Manager Fee; Payment of Certain Expenses by Collateral Manager; Backup Collateral Manager Fees and Expenses	~~71~~72
Section 7.6	Compliance Certificate	~~71~~72
Section 7.7	Annual Statement as to Compliance; Notice of Collateral Manager Default	~~71~~72
Section 7.8	Audit of Transferred Contracts	~~72~~73
Section 7.9	Access to Certain Documentation and Information Regarding Contracts	~~72~~73
Section 7.10	Certain Duties and Representations of Backup Collateral Manager	~~73~~74
Section 7.11	Consequences of a Collateral Manager Default	~~74~~76
Section 7.12	Appointment of Backup Collateral Manager as Successor Collateral Manager	~~75~~76
Section 7.13	Lockbox Accounts	~~75~~76
Section 7.14	Payments in Respect of Ineligible Contracts	~~76~~77

Section 7.15	Substitution of Contracts Pursuant to Technology Exchange Option	~~76~~77
Section 7.16	Repurchase	~~76~~78
Section 7.17	Contracts Subject to Retained Interest Provisions	~~77~~78

ARTICLE VIII	ACCOUNTS; PAYMENTS	~~77~~78

Section 8.1	Borrower Accounts	~~77~~78
Section 8.2	Collateral Manager Reimbursements	~~78~~80
Section 8.3	Application of Collections	~~79~~80
Section 8.4	Additional Deposits	~~79~~80
Section 8.5	Distributions	~~79~~80
Section 8.6	Fees	~~81~~82
Section 8.7	Net Deposits	~~81~~82

ARTICLE IX	REPRESENTATIONS AND WARRANTIES	~~81~~83

Section 9.1	Organization and Good Standing	~~81~~83
Section 9.2	Due Qualification	~~82~~83
Section 9.3	Power and Authority	~~82~~83
Section 9.4	Security Interest; Binding Obligations	~~82~~83
Section 9.5	[Reserved]	~~82~~84
Section 9.6	No Violation	~~82~~84
Section 9.7	No Proceedings	~~83~~84
Section 9.8	No Consents	~~83~~84
Section 9.9	Solvency	~~83~~84
Section 9.10	Tax Treatment	~~83~~85
Section 9.11	Compliance With Laws	~~83~~85
Section 9.12	Taxes	~~84~~85
Section 9.13	Certificates	~~84~~85

Section 9.14	No Liens, Etc.	~~84~~85
Section 9.15	Purchase and Sale	~~84~~86
Section 9.16	Information True and Correct	~~84~~86
Section 9.17	ERISA Matters	~~84~~86
Section 9.18	Financial or Other Condition	~~85~~86
Section 9.19	Investment Company Status	~~85~~86
Section 9.20	Eligible Contract Payments	~~85~~86
Section 9.21	Use of Proceeds	~~85~~86
Section 9.22	Separate Existence	~~85~~87
Section 9.23	Investments	~~86~~87
Section 9.24	Transaction Documents	~~86~~87
Section 9.25	Ownership of the Borrower	~~86~~87
Section 9.26	Anti-Terrorism, Anti-Money Laundering	~~86~~87
Section 9.27	Anti-Bribery and Corruption	~~87~~88
Section 9.28	Volcker Rule	~~87~~89
Section 9.29	AIFMD	~~87~~89
Section 9.30	EEA Financial Institution	~~88~~89

ARTICLE X	COVENANTS	~~88~~89

Section 10.1	Protection of Security Interest of the Secured Parties	~~88~~89
Section 10.2	Other Liens or Interests	~~89~~90
Section 10.3	Costs and Expenses	~~89~~90
Section 10.4	Reporting Requirements	~~89~~90
Section 10.5	Separate Existence	~~89~~91
Section 10.6	Hedging Agreements	~~92~~94
Section 10.7	Tangible Net Worth	~~95~~96
Section 10.8	Minimum Equity	~~95~~96

Section 10.9	Stock, Merger, Consolidation, Etc.	~~95~~96
Section 10.10	Change in Name	~~95~~96
Section 10.11	Indebtedness; Guarantees	~~95~~96
Section 10.12	Limitation on Acquisitions	~~95~~97
Section 10.13	Documents	~~95~~97
Section 10.14	Preservation of Existence	~~95~~97
Section 10.15	Keeping of Records and Books of Account	~~96~~97
Section 10.16	Accounting Treatment	~~96~~97
Section 10.17	Limitation on Investments	~~96~~97
Section 10.18	Distributions	~~96~~98
Section 10.19	Performance of Borrower Assigned Agreements	~~96~~98
Section 10.20	Notice of Material Adverse Claim	~~96~~98
Section 10.21	Delivery of Original Promissory Notes	~~97~~98
Section 10.22	Further Assurances; Financing Statements	~~97~~99
Section 10.23	Risk Retention Requirements	~~97~~99
Section 10.24	Taxes	~~99~~101
Section 10.25	Future Funding Obligations	~~99~~101
Section 10.26	ERISA	~~99~~101
Section 10.27	Policies and Procedures for Sanctions	~~100~~102
Section 10.28	Compliance with Sanctions	~~100~~102
Section 10.29	Compliance with Anti-Money Laundering	~~100~~102
Section 10.30	Ineligible Collateral	102

ARTICLE XI	THE BACKUP COLLATERAL MANAGER	~~100~~102

Section 11.1	Limitation on Liability of Backup Collateral Manager	~~100~~102
Section 11.2	Covenants and Representations and Warranties of the Backup Collateral Manager	~~103~~105

v

Section 11.3	Additional Provisions Applicable to Backup Collateral Manager	~~103~~105

ARTICLE XII	THE CUSTODIAN	~~104~~106

Section 12.1	Delivery of Contract Files; Custodian to Act as Agent	~~104~~106
Section 12.2	Contract File Certification	~~106~~108
Section 12.3	Obligations of the Custodian	~~107~~109
Section 12.4	Release of Contract Files	~~109~~111
Section 12.5	Removal or Resignation of the Custodian	~~111~~113
Section 12.6	Examination of Contract Files	~~112~~114
Section 12.7	Insurance of the Custodian	~~112~~114
Section 12.8	Representations and Warranties	~~112~~114
Section 12.9	Statements	~~113~~115
Section 12.10	No Adverse Interest of the Custodian	~~113~~115
Section 12.11	Lost Note Affidavit	~~113~~115
Section 12.12	Reliance of the Custodian	~~113~~115
Section 12.13	Term of Custody	~~113~~116
Section 12.14	Tax Reports	~~114~~116
Section 12.15	Transmission of Contract Files	~~114~~116
Section 12.16	Further Rights of the Custodian	~~114~~116
Section 12.17	Custodian Compensation	~~116~~118
Section 12.18	Compliance with Applicable Banking Law	~~116~~118

ARTICLE XIII	GRANT OF SECURITY INTEREST	~~117~~119

Section 13.1	Borrower’s Grant of Security Interest	~~117~~119
Section 13.2	Borrower Remains Liable	~~118~~120
Section 13.3	Release of Collateral	~~118~~120
Section 13.4	Certain Remedies	~~119~~121

Section 13.5	Limitation on Duty of Facility Agent in Respect of Collateral	~~120~~122

ARTICLE XIV	EVENTS OF DEFAULT	~~121~~123

Section 14.1	Events of Default	~~121~~123
Section 14.2	Effect of Event of Default	~~123~~125
Section 14.3	Rights Upon Event of Default	~~123~~125

ARTICLE XV	THE AGENTS	~~124~~126

Section 15.1	Appointment	~~124~~126
Section 15.2	Delegation of Duties	~~124~~126
Section 15.3	Exculpatory Provisions	~~124~~126
Section 15.4	Reliance by Agents	~~125~~127
Section 15.5	Notices	~~125~~127
Section 15.6	Non-Reliance on Agents	~~126~~128
Section 15.7	Indemnification	~~127~~129
Section 15.8	Successor Agent	~~127~~129
Section 15.9	Agents in their Individual Capacity	~~127~~129
Section 15.10	Compliance with Applicable Banking Law	~~128~~130
Section 15.11	The Paying Agent	~~128~~130

ARTICLE XVI	ASSIGNMENTS	~~130~~133

Section 16.1	Restrictions on Assignments	~~130~~133
Section 16.2	Documentation	~~131~~133
Section 16.3	Rights of Assignee	~~131~~133
Section 16.4	Notice of Assignment by Lenders	~~131~~133
Section 16.5	Registration; Registration of Transfer and Exchange	~~131~~134
Section 16.6	Mutilated, Destroyed, Lost and Stolen Notes	~~132~~135
Section 16.7	Persons Deemed Owners	~~133~~135

Section 16.8	Cancellation	~~133~~136
Section 16.9	Participations; Pledge	~~133~~136
Section 16.10	Reallocation of Advances	~~134~~136

ARTICLE XVII	INDEMNIFICATION	~~134~~136

Section 17.1	Borrower Indemnity	~~134~~136
Section 17.2	Collateral Manager Indemnity	~~136~~138
Section 17.3	Contribution	~~137~~139

ARTICLE XVIII	MISCELLANEOUS	~~137~~139

Section 18.1	No Waiver; Remedies	~~137~~139
Section 18.2	Amendments, Waivers	~~137~~140
Section 18.3	Notices, Etc.	~~138~~141
Section 18.4	Costs, Expenses and Taxes	~~139~~141
Section 18.5	Binding Effect; Survival	~~139~~141
Section 18.6	Captions and Cross References	~~139~~142
Section 18.7	Severability	~~140~~142
Section 18.8	GOVERNING LAW	~~140~~142
Section 18.9	Counterparts	~~140~~142
Section 18.10	WAIVER OF JURY TRIAL	~~140~~142
Section 18.11	No Proceedings	~~140~~143
Section 18.12	Limited Recourse to the Lenders	~~141~~143
Section 18.13	ENTIRE AGREEMENT	~~141~~144
Section 18.14	Confidentiality	~~141~~144
Section 18.15	Replacement of Lenders	~~142~~144
Section 18.16	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~142~~145
Section 18.17	Acknowledgement Regarding Any Supported QFCs	145

EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C	Form of Advance Request
EXHIBIT D	Form of Compliance Certificate
EXHIBIT E	Form of Custodian Certification
EXHIBIT F-1	Request for Release
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G	Executive Officers of Custodian
EXHIBIT H	Form of Collateral Manager’s Acknowledgement
EXHIBIT I	Section 4.3 Certificate
EXHIBIT J	Required Contract Files
EXHIBIT K	Credit and Collection Policy
EXHIBIT L	Form of Borrowing Base Certificate
EXHIBIT M	Form of Joinder Agreement
EXHIBIT N	PitchBook Industry Codes

SCHEDULE 7.13	Lockbox Accounts
SCHEDULE 8.1	Borrower Accounts

ANNEX I	Notice Information
ANNEX II	Commitments

x

RECEIVABLES FINANCING AGREEMENT

THIS RECEIVABLES FINANCING AGREEMENT (this “Agreement”) is made and entered into as of February 21, 2014, among TPVG VARIABLE FUNDING COMPANY LLC, a Delaware limited liability company (the “Borrower”), TRIPLEPOINT VENTURE GROWTH BDC CORP., a Maryland corporation, in its individual capacity (“TPVG”) and as collateral manager (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Manager”) and as sole equityholder of the Borrower (in such capacity, the “Equityholder”), ~~PORTFOLIO FINANCIAL SERVICING COMPANY~~VERVENT INC., as Backup Collateral Manager (as hereinafter defined), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), U.S. BANK NATIONAL ASSOCIATION, as Custodian (as hereinafter defined), DEUTSCHE BANK TRUST COMPANY AMERICAS, as paying agent (the “Paying Agent”) and DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Collateral Manager, the Backup Collateral Manager and the Custodian to perform certain collateral management functions related to the Transferred Contracts (as defined herein) and the Borrower Collateral (as defined herein) on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Collateral Manager, the Backup Collateral Manager and the Custodian each desire to perform certain functions related to the Transferred Contracts and the Borrower Collateral on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account Collateral” has the meaning set forth in Section 13.1(d).

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date.

“Administrative Agreement” means the Administrative Services and Premises Agreement, dated as of February 21, 2014, by and between TPVG and the Borrower (or any other agreement containing substantially similar terms and acceptable to the Lenders).

“Advance” has the meaning set forth in Section 2.1.

“Advance Date” has the meaning set forth in Section 2.1.

“Advance Rate” means ~~55.0~~50.0%; provided that after the Maturity Date, the Advance Rate shall be 0%.

“Advance Request” has the meaning set forth in Section 2.2.

“Adverse Claim” means any claim of ownership or any Lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien or security interest, other than Permitted Liens.

“Affected Person” has the meaning set forth in Section 5.1(a).

“Affiliate” of any Person means any other Person that directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan); provided, however, for the avoidance of doubt, at no time shall TPC or any of its Affiliates be deemed to be an Affiliate of the Borrower or TPVG; provided, further, that for purposes of Section 10.12, “Affiliate” of the Borrower or TPVG shall not include any Person controlled by, or under common control with, the Borrower or TPVG as a result of any Portfolio Investment. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power:

(a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners; or

(b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” means, as to any Lender Group, the Person listed on Annex I as the “Agent” for such Lender Group, together with its respective successors and permitted assigns.

“Agented Contract” means one or more Contracts entered into by an Obligor as part of a syndicated transaction wherein (i) the Contract is originated in accordance with the Credit and Collection Policy (without regard to any contemporaneous or subsequent syndication of such Contract), (ii) if TPVG or any of its Affiliates is the agent, the Contract Files with respect thereto are delivered to the Custodian in accordance with this Agreement and, otherwise, the Contract

Files are held by the related agent and (iii) the Borrower has all of the rights of a lender or lessor with respect to such Contract and the Related Security, which have been transferred to the Borrower with respect to such Contract, but none of the obligations as such obligations relate to the Retained Interest.

“Aggregate Notional Amount” means, with respect to any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date of determination.

“Aggregate Outstanding Principal Balance” means, with respect to any designated group of Contracts as of any date, the sum of the outstanding Principal Balances of all Contract Payments due under such Contracts as at 11:59 p.m. (New York City time) on the immediately preceding day.

“AIF” has the meaning given to the term under the AIFMD.

“AIFM” has the meaning given to the term under the AIFMD.

“AIFMD” means (a) Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No. 1060/2009 and (EU) No. 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualification) and (b) any applicable law of a member state of the European Union implementing the AIFMD.

“Agreement” has the meaning set forth in the Recitals.

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the ~~higher~~highest of:

(a) the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate; ~~and~~

(b) ½ of one percent above the Federal Funds Rate; and

(c) 0.50%.

“Alternative Rate” for any Advance means a rate per annum equal to the LIBOR Rate for such Advance or portion thereof; provided, however, that in the case of:

(a) any day on or after the first day on which a Committed Lender shall have notified the related Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Advance at the Alternative Rate set forth above (and such Committed Lender shall not have subsequently notified such Agent that such circumstances no longer exist), or

(b) any period in the event the LIBOR Rate is not reasonably available to any Agent for such period,

the “Alternative Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such Fixed Period.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period (excluding any Collections necessary to settle Eligible Contract Payments), and any amounts paid into the Collection Account under any Hedging Agreement with respect to the Accrual Period ending on the day preceding such Distribution Date, plus (b) any investment income earned on amounts on deposit in the Collection Account and the Lockbox Accounts since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account since the last day of the related Collection Period.

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.27.

“Anti-Money Laundering Laws” has the meaning set forth in Section 9.26.

“Applicable Banking Law” means, for any Person, all existing and future laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, including the Anti-Money Laundering Laws, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act.

“Applicable Conversion Rate” means, with respect to Euros or GBPs (x) for an actual currency exchange, the applicable currency Dollar spot rate obtained by the Collateral Manager through customary banking channels, including the Facility Agent’s own banking facilities or (y) for all other purposes, the applicable currency Dollar spot rate that appeared in the Wall Street Journal for such currency (i) if such date is a Distribution Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Exchange Rate” means, with respect to any Contract denominated and payable in Euros or GBPs on any day, the lesser of (a) the applicable currency Dollar spot rate used by the Borrower (as determined by the Collateral Manager) to acquire such currency on the date such Contract is included in the Borrower Collateral and (b) the Applicable Conversion Rate for such currency.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”,

the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) prior to the earlier to occur of (A) the Scheduled Revolving Period Termination Date and (B) the Maturity Date and, in each case, (x) the aggregate principal amount of outstanding Advances equals or exceeds 75% of the Facility Amount, 2.80% per annum for Advances (or any portion thereof), (y) the aggregate principal amount of outstanding Advances equals or exceeds 50% of the Facility Amount, 2.90% per annum for Advances (or any portion thereof) and (z) otherwise, 3.00% per annum for Advances (or any portion thereof) and (ii) on and after the end of the Revolving Period, 4.50% per annum for all Advances (or any portion thereof); provided that, during the continuation of an Unmatured Event of Default or an Event of Default, the Applicable Margin shall be increased by 2.00% over the otherwise applicable margin.

“APR” of a Contract means, in the case of a Loan, the interest rate or annual rate of finance charges used to determine periodic payments with respect to the related Contract Payment or, in the case of a Lease, the Imputed Lease Rate.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis based on the quarterly financial statements and/or annual financial statements, as applicable, of TPVG, without duplication, of (a) the fair market value of the total assets of TPVG and its consolidated Subsidiaries as required by, and in accordance with, GAAP and Applicable Law and any orders of the Securities and Exchange Commission issued to TPVG, to be determined by the Board of Directors of TPVG and reviewed by its auditors on a quarterly basis, less all liabilities (other than Indebtedness, including Indebtedness hereunder) of TPVG and its consolidated Subsidiaries, to (b) the aggregate amount of Indebtedness of TPVG and its consolidated Subsidiaries, in each case as determined pursuant to the Investment Company Act and any orders of the Securities and Exchange Commission issued to or with respect to TPVG thereunder, including any exemptive relief granted by the Securities and Exchange Commission with respect to the indebtedness of any SBIC Subsidiary; provided that unfunded commitments of TPVG and/or Borrower shall not be considered Indebtedness for purposes of this definition.

“Asset Quality Tests” means, collectively or individually as the case may be, the Minimum Weighted Average APR Test, the Minimum Weighted Average Spread Test, the Maximum Weighted Average Remaining Maturity Test, Maximum Weighted Average Debt-to-Valuation Test and the Minimum Weighted Average IRR Test.

“Backup Collateral Manager” means ~~Portfolio Financial Servicing Company~~Vervent Inc. solely in its capacity as Backup Collateral Manager, together with its successors and permitted assigns in such capacity.

“Backup Collateral Manager Fee” has the meaning set forth in the Backup Collateral Manager Fee Letter.

“Backup Collateral Manager Fee and Expenses” has the meaning set forth in the Section 11.1(l).

“Backup Collateral Manager Fee Letter” means (a) that certain fee letter, dated as of the date hereof, among ~~Portfolio Financial Servicing Company~~Vervent Inc., as Backup Collateral Manager, the Borrower and the Collateral Manager setting forth the fees and expenses payable by the Borrower and the Collateral Manager and acknowledged by the Facility Agent, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Facility Agent and (b) any letter agreement(s) or schedule of fees entered into by TPVG, the Equityholder and the Borrower, with the consent of the Facility Agent, with a substitute Backup Collateral Manager in replacement of the schedule of fees referred to in clause (a) above relating to fees payable to such substitute Backup Collateral Manager.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Basel III Regulation” means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published in May 2018 to comply with the Financial Crimes Enforcement Network customer due diligence rules.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, or (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plans or plans (within the meaning of the DOL Regulations or otherwise).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Accounts” has the meaning set forth in Section 8.1(c).

“Borrower Assigned Agreements” has the meaning set forth in Section 13.1(c).

“Borrower Collateral” has the meaning set forth in Section 13.1.

“Borrowing Base” means, on any day, (i) the product of the Advance Rate and the lesser of (x) the Net Contracts Balance on such date and (y) the Fair Market Value on such date of all Transferred Contracts to the extent of Eligible Contract Payments minus (ii) the Excess Concentration Amount plus (iii) the equivalent in Dollars of the amount of principal collections on deposit in the Borrower Accounts (as determined by the Collateral Manager using the Applicable Conversion Rate).

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or Menlo Park, California are authorized or obligated by law, executive order or government decree to remain closed.

“Capped Fees/Expenses - Backup Collateral Manager” means, at any time, fees, costs and expenses due at such time (if any) to the Backup Collateral Manager under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Backup Collateral Manager under the Transaction Documents in any calendar year do not exceed $25,000; provided that amounts in excess of such cap and not otherwise paid pursuant to Section 8.5       may be allocated to and charged during the following calendar year (to the extent they do not exceed the $25,000 cap for such following calendar year); provided further, that such Capped Fees/Expenses – Backup Collateral Manager shall not apply if the Backup Collateral Manager is appointed the successor Collateral Manager.

“Capped Fees/Expenses - Custodian” means, at any time, fees, costs and expenses due at such time (if any) to the Custodian under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Custodian under the Transaction Documents in any calendar year do not exceed $40,000; provided that amounts in excess of such cap and not otherwise paid pursuant to Section 8.5 may be allocated to and charged during the following calendar year (to the extent they do not exceed the $40,000 cap for such following calendar year).

“Capped Fees/Expenses – Paying Agent” means, at any time, fees, costs and expenses due at such time (if any) to the Paying Agent under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Paying Agent under the Transaction Documents in any calendar year do not exceed $40,000; provided that amounts in excess of such cap may be allocated to and charged during the following calendar year (to the extent they do not exceed the $40,000 cap for such following calendar year).

“Carrying Costs” means, as of any date of determination, the sum of (a) Yield on the unpaid principal amount of each Advance (or each portion thereof) outstanding as of the related Collateral Manager Report Date (as a percentage of the Facility Amount) plus (b) all unpaid amounts due and payable to each Hedge Counterparty as of the related Collateral Manager Report Date (as a percentage of the Facility Amount) plus (c) 2.00%.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, card services (including services related to credit cards, including purchasing and commercial cards, prepaid cards, including payroll, stored value and gift cards, merchant services processing and debit cards), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with the Borrower or TPVG, is a Lender, the Facility Agent or an Affiliate of a Lender or the Facility Agent, in its capacity as a party to such Cash Management Agreement, and (b) in the case of any Cash Management Agreement entered into prior to, and existing on, the Twelfth Amendment Effective Date, is a Lender, the Facility Agent or an Affiliate of a Lender or the Facility Agent, in its capacity as a party to such Cash Management Agreement.

“Casualty Loss” means, with respect to any item of Contract Collateral, the loss, theft, damage beyond repair or governmental condemnation or seizure of such item of Contract Collateral.

“Certification” means a certification as to each Contract, which is delivered to the Collateral Manager and the Facility Agent by the Custodian in the form of Exhibit E.

“Change of Control” means any of the following: (a) TPVG ceases to directly own and control 100% of the outstanding equity interests of Borrower; (b) TPVG or parties designated or appointed by TPVG hereunder cease to be 100% of the managers of Borrower.

“Charged-Off Contract” means a Contract:

(a) as to which any Scheduled Contract Payment or part thereof is unpaid more than 90 days from its original due date;

“Committed Lenders” means, for any Lender Group, the Persons executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment agreement or a Joinder Agreement in accordance with Article XVI) in accordance with the terms of this Agreement.

“Compliance Certificate” means a certificate in substantially the form of Exhibit D.

“Conduit Advance Termination Date” means, with respect to a Conduit Lender, the date of the delivery by such Conduit Lender to the Borrower of written notice that such Conduit Lender elects, in its sole discretion, to permanently cease funding Advances hereunder.

“Conduit Lender” means any Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any assignee of any of the foregoing.

“Continued Errors” has the meaning set forth in Section 11.1(g).

“Contract” means any Lease or Loan.

“Contract Collateral” means any tangible, personal or mixed property that is the subject of a Lease or that is security for a Loan together with the Related Security but excluding any Retained Interest.

“Contract File” means, with respect to each Contract, the documents specified on Exhibit J applicable to such Contract.

“Contract Payment” means, with respect to any Obligor, indebtedness of such Obligor arising under a Contract (whether constituting an account, chattel paper, a document, an instrument, a payment intangible or a general intangible), including the right to payment of any Scheduled Contract Payments, interest or finance charges and other obligations of such Obligor with respect thereto but excluding (i) any purchase option payments due or paid under a Lease upon the expiration of the scheduled term of such Lease as of such Advance Date, (ii) any Excluded Amounts due or paid thereunder, (iii) any fees collected on behalf of third parties and (iv) any related Residual or any realizations of such Residual, including scheduled payments on any Lease which become payable after the expiration of its scheduled term.

“Corporate Trust Office” means the applicable designated corporate trust office of the Custodian, specified on its signature page hereto, or such other address within the United States as it may designate from time to time by notice to the Lenders.

“Cost of Funds Rate” means, for any Accrual Period and any Lender, the rate determined as set forth below:

(a) With respect to each Conduit Lender and each day of such Accrual Period, such Conduit Lender’s Commercial Paper Rate for such day, except as otherwise provided in clauses (b) or (c) below.

(b) Except as otherwise provided in clause (d) below, if and to the extent that, and only for so long as, a Conduit Lender at any time determines in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of commercial paper notes in the commercial paper market of the United States to finance its making or maintenance of its portion of any Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Lender), including by reason of market conditions or by reason of insufficient availability under any of its Support Facilities or the downgrading of any of its Support Parties, upon notice from such Conduit Lender to the Agent for its Lender Group and the Facility Agent, such Conduit Lender’s portion of such Advance shall bear interest at a rate per annum equal to the Alternative Rate, rather than as otherwise determined pursuant to clause (a) above.

(c) Except as otherwise provided in clause (d) below, with respect to each Committed Lender, the Alternative Rate.

(d)  Rate. With respect to all Lenders, on and after the Maturity Date, the Alternate Base

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 18.17.

“Credit and Collection Policy” means (i) with respect to the initial Collateral Manager, the credit and collection policies and practices (including underwriting parameters) relating to Contract Payments and Contracts, to be set forth as Exhibit K once the same have been approved and adopted by TPVG’s Board of Directors, as the same may thereafter be modified, amended or supplemented from time to time in compliance with Section 7.4(m) or (ii) with respect to any successor Collateral Manager, the customary credit and collection policies of such successor Collateral Manager.

“Credit-Watch List” means a list established and revised from time to time by Collateral Manager, and made available to the Lenders, that Collateral Manager uses to monitor the credit risk of certain Obligors.

“Critical Component” means, in respect of a weapons system referred to in the definition of Prohibited Defense Contract, a component used specifically in the production of the weapon system or plays a direct role in the lethality of the weapon system.

“Custodial Delivery Failure” has the meaning set forth in Section 12.11.

“Custodian” means U.S. Bank National Association solely in its capacity as Custodian, together with its successors and permitted assigns in such capacity.

“Custodian Fee Letter” means that certain fee letter, dated as of the date hereof, among U.S. Bank National Association, as Custodian, the Borrower and the Collateral Manager setting forth the fees and expenses payable by the Borrower and the Collateral Manager and acknowledged by the Facility Agent, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Facility Agent.

“Custodian Fees and Expenses” has the meaning set forth in Section 12.17. “DBNY” means Deutsche Bank AG, New York Branch, and its successors.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Facility Agent, the Paying Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Collateral Manager, the Facility Agent, the Paying Agent or any other Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (iv) has failed, within one Business Day after request by the Facility Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Advances under this Agreement, or (v) has (or has a parent company that has) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deferrable Contract” means a Contract (other than a Product 6 Contract) that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest (exclusive of any contractual end-of-term payment).

“Delinquency Ratio” means, for any Collection Period, the ratio, expressed as a percentage, of (i) the Aggregate Outstanding Principal Balance of all Contracts which are Delinquent Contracts during such Collection Period and which are (as of the end of business on the Business Day prior to such time), or immediately prior to so becoming delinquent had been, included in the Net Contracts Balance divided by (ii) the Aggregate Outstanding Principal Balance of all Contracts as of the last day of the prior Collection Period; provided that, the outstanding Principal Balance of a Delinquent Contract that has been repurchased during such Collection Period in accordance with and subject to the terms of Section 6.3 of the Sale

(kk) which, if arising under a Lease, in the event of a Casualty Loss, the related Obligor, at such Obligor’s expense, has the option either to (1) replace the related Contract Collateral with property of the same or better model, type, manufacturer and configuration, or (2) pay an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Lease;

(ll) which, if arising under a Lease, such Lease does not allow any purchase option under such Lease to be performed unless and until all Scheduled Contract Payments due, or to become due, under such Lease have been paid in full in cash or the related Obligor pays an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Lease or the collateral securing such Lease has been exchanged under the Technology Exchange Option offered by the Borrower, the Equityholder and TPC to certain Obligors;

(mm) which is not a Contract that is primarily secured by real property;

(nn) with respect to which the Obligor thereunder has a consolidated debt-to-equity ratio (as determined by the Collateral Manager but taking into account only equity capital actually raised to date plus the undrawn committed capital of such Obligor on such date, and including all debt of such Obligor that is senior to or pari passu to the debt owed to the Borrower) not greater than ~~1~~0.9:1;

(oo) which, if arising under a Contract consisting of a master agreement and related schedules, either (i) the Borrower, the Equityholder, TPC or their Affiliates shall have funded against all loans and/or leases identified on all such schedules and all such loans and/or leases shall constitute Borrower Collateral under this Agreement or (ii) (A) no Contract Collateral securing any loans and/or leases funded by the Borrower shall be included as part of the collateral securing any loans and/or leases funded by any other Person or (B) an intercreditor agreement in form and substance satisfactory to the Facility Agent shall be in effect no later than the later to occur of the date such Contract was acquired by the Borrower, between the Borrower and each other lessor and/or lender with respect to any such loans and/or leases not funded by the Borrower hereunder;

(pp) which arises under a Contract that contains provisions customary to similar financing agreements for the Contract Collateral to enable TPVG (or its assignees, including the Borrower and the Facility Agent) to realize against the Contract Collateral related thereto (to the extent such Contract Collateral secures or supports the payment of the Contract), including provisions that the lessor or lender party providing the financing thereunder, as applicable, may accelerate all remaining Contract Payments if the Obligor is in default under any of its obligations under such Contract;

(qq) which, if arising under an Agented Contract:

(i) the related Contract (A) shall include a note purchase or similar agreement containing provisions relating to the appointment and duties of an agent and intercreditor provisions consistent with the Credit and Collection Policy and (B)

“Exception Report” has the meaning set forth in Section 12.2.

“Exceptions” has the meaning set forth in Section 12.2.

“Excess Concentration Amount” means, as of the related Advance Date and after giving effect to any Contracts to be sold to or acquired by the Borrower on such day, and on each Distribution Date, the sum of the following amounts:

(a) the excess, if any, of the Aggregate Outstanding Principal Balance of the Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by the five Obligors with the highest Principal Balances at such time over ~~45~~35% of the Net Contracts Balance of all Transferred Contracts;

(b) the sum of the excesses, for all Transferred Contracts, of the Aggregate Outstanding Principal Balance of the Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by the Obligor with the highest Principal Balances at such time over 10% of the Net Contracts Balance of all Transferred Contracts;

(c) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with (i) Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in the Industry with the highest Aggregate Outstanding Principal Balance over 35% of the Net Contracts Balance of all Transferred Contracts; provided that if the Software Industry has the highest Aggregate Outstanding Principal Balance, then the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in the Software Industry may be up to 37.5% of the Net Contracts Balance of all Transferred Contracts; provided, further, that the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in each of the SaaS and Enterprise Software sub-categories of the Software Industry may not exceed 20% of the Net Contracts Balance of all Transferred Contracts, (ii) Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in the Industry with the second highest Aggregate Outstanding Principal Balance over ~~20~~17.5% of the Net Contracts Balance of all Transferred Contracts; provided that if the Software Industry has the second highest Aggregate Outstanding Principal Balance, then the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in the Software Industry may be up to ~~25~~25.0% of the Net Contracts Balance of all Transferred Contracts; provided, further, that the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in each of the SaaS and Enterprise Software sub-categories of the Software Industry may not exceed 15% of the Net Contracts Balance of all Transferred Contracts, (iii) Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in any other Industry over 15% of the Net Contracts Balance of all Transferred Contracts, and (iv) Eligible Contract Payments (excluding Excluded Contract

Payments) owing by Obligors in any single Industry measured at the 1000 level over ~~65~~50% of the Net Contracts Balance of all Transferred Contracts;

(d) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with (i) Eligible Contract Payments (excluding Excluded Contract Payments) related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S. or are organized in an Eligible Jurisdiction other than the U.S. over 30% of the Net Contracts Balance of all Transferred Contracts and (ii) Eligible Contract Payments (excluding Excluded Contract Payments) related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S., the United Kingdom or Germany or are organized in an Eligible Jurisdiction other than the U.S., United Kingdom or Germany over 15% of the Net Contracts Balance of all Transferred Contracts;

(e) the excess, if any, of the Aggregate Outstanding Principal Balance of all Agented Contracts (other than TriplePoint Agented Contracts) with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors for which TPVG and its Affiliates fail to either (i) individually or collectively hold greater than 50% of the voting interest in such Contract, (ii) hold a minority blocking interest against all material consents, amendments, waivers or approvals thereunder or (iii) hold enforcing lender rights over 10% of the Net Contracts Balance of all Transferred Contracts;

(f) without duplication of clause (c)(i) above, the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in the Healthcare Industry over ~~35~~15% of the Net Contracts Balance of all Transferred Contracts;

(g) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Deferrable Contracts (and are not Excluded Deferrable Contracts) over 15% of the Net Contracts Balance of all Transferred Contracts;

(h) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) that permit “interest only” Scheduled Contract Payments for more than 24 months ~~from the~~remaining (as of any applicable date of ~~origination thereof~~determination) over ~~33~~30% of the Net Contracts Balance of all Transferred Contracts; provided that if the percentage of such Contracts that also have a debt-to-enterprise value ratio (as determined by the Collateral Manager and including all debt of such Obligor that is senior to or pari passu to the debt owed to the Borrower) of the related Obligor greater than 20% is greater than 10% of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments), then the limit shall be reduced to 27.5%;

(i) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) that are Product 4 Contracts over 25% of the Net Contracts Balance of all Transferred Contracts;

(j) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) that are Product 5 Contracts over 15% of the Net Contracts Balance of all Transferred Contracts;

(k) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) that are Product 6 Contracts over ~~33~~25% of the Net Contracts Balance of all Transferred Contracts;

(l) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) that are denominated in an Eligible Currency other than Dollars over 20% of the Net Contracts Balance of all Transferred Contracts;

(m) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors that are Affiliates of TPC, the Borrower or TPVG; and

(n) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are in the defense industry (other than a Prohibited Defense Contract) over 7.5% of the Aggregate Contracts Balance of all Transferred Contracts.

“Excluded Amounts” means any amounts relating to diligence, legal, facility, tax, filing, insurance, maintenance and ancillary products and services.

“Excluded Contract Payments” means all Eligible Contract Payments described in clause (ddd) of the definition thereof, until such time as such Eligible Contract Payments meet the requirements set forth in clauses (a) through (ccc) thereof, as applicable.

“Excluded Deferrable Contract” means a Deferrable Contract that ~~either~~ (a) has a required cash pay interest component that is greater than 60% of the total interest rate of such Contract ~~or~~and (b) has a required cash pay interest component equal to or greater than 9.00%.

“Excluded Taxes” has the meaning set forth in Section 4.3(e)(vii).

“Extending Lender Group” has the meaning set forth in Section 2.7(a).

“Extension Request” has the meaning set forth in Section 2.7(a).

“Executive Officer” means, with respect to the Borrower, the Collateral Manager or TPVG, the Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer of such Person, with respect to the Custodian, the individuals listed on Exhibit G, and, with respect to any other Person, the President, Chief Financial Officer or any Vice President.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Agent Fee” means the “Facility Agent Fee” set forth in the Facility Agent Fee Letter.

“Facility Agent Fee Letter” means that certain Facility Agent Fee Letter among the Facility Agent, the Borrower and TPVG.

“Facility Amount” means (a) prior to the end of the Revolving Period, $~~300,000,000,~~325,000,000, increased by the amount of any increase made in accordance with Section 2.8 and (b) thereafter, the Advances outstanding.

“Fair Market Value” means, with respect to each Contract, the least of (a) the outstanding Principal Balance of such Contract and (b) if such Contract has been reduced in value below the outstanding Principal Balance thereof (other than as a result of the allocation of a portion of the outstanding Principal Balance to Warrant Assets), the value of such Contract as required by, and in accordance with, the 1940 Act, as amended, and any orders of the SEC issued to the Collateral Manager, to be determined by the Board of Directors of the Collateral Manager and reviewed by its auditors.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the ~~Paying~~Facility Agent from three federal funds brokers of recognized standing selected by it.

“Fees” has the meaning set forth in Section 8.6.

“Finance Lease” means a Lease whereby TPVG is deemed to have made a loan to the Obligor, which loan is secured by the Obligor’s ownership interest in the related Contract Collateral, and the lease or installment payments thereon represent repayment on such Loan.

“Fitch” means Fitch, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Contract” means any Contract that bears a fixed rate of interest.

“Funded Equity” means, at any time of determination, (i) the Net Contracts Balance on such date plus (ii) all principal collections on deposit in the Collection Account minus (iii) the sum of the principal of all Advances then outstanding under this Agreement.

“Funding Account” means the account designated as the Funding Account in, and which is established and maintained pursuant to, Section 8.1(a).

“IRR” means, as of any date of determination with respect to any Contract, the internal rate of return as calculated using the XIRR function in Microsoft Excel with the initial amount being the outstanding Principal Balance followed by the remaining Scheduled Contract Payments for such Contract.

“Joinder Agreement” means an agreement among the Borrower, a Committed Lender and the Facility Agent in the form of Exhibit M to this Agreement (appropriately completed) delivered in connection with a Person becoming a Committed Lender hereunder after the Effective Date, as contemplated by the terms of this Agreement, a copy of which shall be delivered to the Custodian and the Collateral Manager.

“Lease” means each Contract identified on the Schedule of Contracts attached to an Advance Request as a lease, including all related lease agreements and any related schedules, sub-schedules, supplements and amendments to a master lease pursuant to which TPVG (either directly or as the assignee of TPC or any of its Affiliates) leases specified equipment or other property to an Obligor at a specified periodic rate; provided each such schedule to a master lease shall constitute a separate Lease.

“Lender” means each Conduit Lender, each Committed Lender and each Uncommitted Lender, as the context may require.

“Lender Fee Letter” means the Lender Fee Letter, dated as of the date hereof, among the Agents, the Borrower and TPVG.

“Lender Group” means a group consisting of an Agent and one or more Lenders. As of the Closing Date, the Lender Groups are set forth on Annex I.

“LIBOR Rate” means, with respect to any Accrual Period, the greater of (a) ~~0~~0.50% and (b) the rate per annum shown by the Bloomberg Professional Service as the London interbank offered rate for deposits in U.S. dollars for a period equal to ~~such Accrual Period~~three months as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period; provided that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which Dollar deposits for ~~a period equal to such Accrual Period~~three months are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate per annum at which deposits in Dollars are offered by the principal office of the ~~Paying~~Facility Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period ~~equal to such Accrual Period~~of three months.

Facility Agent, the Hedge Counterparty, any Cash Management Bank or any other Affected Person or Indemnified Party arising under or in connection with this Agreement, the Notes and each other Transaction Document.

“Obligor” on a Contract means any Person who owes payments under such Contract and, solely for purposes of calculating the Excess Concentration Amount, any Obligor which is an Affiliate of another Obligor shall be treated as the same Obligor.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Officer’s Certificate” means a certificate signed by an Executive Officer.

“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Operating Account” means the operating account of the Borrower maintained with U.S. Bank National Association in accordance with this Agreement for deposit of the remaining Amount Available due to Borrower pursuant to Section 8.5, or, at the request of the Borrower, such other operating account as may be approved by the Facility Agent from time to time.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel acceptable to the Facility Agent.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” has the meaning set forth in Section 16.9.

“Paying Agent” has the meaning set forth in the Preamble.

“Permitted Investment” means, at any time:

(a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any or adult entertainment; or (d) in the betting, gambling or internet gaming industry (other than hospitality and/or resorts development or the management thereof).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 18.17.

“Qualified Substitute Arrangement” has the meaning set forth in Section 10.6(c). “Rating Agencies” means Standard & Poor’s and Moody’s.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by or on behalf of the Borrower with respect to Contract Payments and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower, TPVG or the Collateral Manager with respect to such Contract Payments or Obligors.

“Related Committed Lender” means, with respect to any Uncommitted Lender, each Committed Lender in its Lender Group.

“Related Security” means, with respect to each Transferred Contract:

(a) all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of an Obligor arising under such Transferred Contract (including any security deposits made or required to be made by such Obligor to secure such indebtedness);

(b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Collections with respect to such Transferred Contract and any of the foregoing;

(d) the Contract Collateral, including any Residual, any other property securing an Obligor’s obligations under any Contract and any guarantees or similar credit enhancement for an Obligor’s obligations under any Contract (including all rights of TPVG in any security deposits and maintenance reserves), all UCC financing statements or other filings relating thereto, including all rights and remedies against any Vendor of the Contract Collateral related to the Contracts, and any agreement pursuant to which an Obligor subleases the related Contract Collateral, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);

“Sanctions” has the meaning set forth in Section 9.26.

“Sanctioned Countries” has the meaning set forth in Section 9.26.

“SBCA Act” means Title VIII of the Consolidated Appropriations Act of 2018, known as the Small Business Credit Availability Act, as amended.

“SBIC Subsidiary” means any direct or indirect Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material assets of such general partner or managing entity is its equity interest in the SBIC Subsidiary) of TPVG licensed as a small business investment company under the Small Business Investment Company Act of 1958, as amended.

“Schedule of Contracts” means the list or lists of Contracts attached to each Advance Request. Each such schedule shall identify the Contracts which are being transferred to the Borrower, shall set forth such information with respect to each such Contract as the Borrower or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Advance Requests.

“Scheduled Contract Payment” means each periodic installment payable by an Obligor under a Contract for rent, principal and/or interest, excluding all supplemental or additional payments required by the terms of such Contract with respect to sales or other taxes, insurance, maintenance, ancillary products and services, late fees, penalties, default interest and other specific charges.

“Scheduled Revolving Period Termination Date” means the later of (i) ~~May 31, 2021~~November 30, 2022 or (ii) such later date agreed to in writing by the Facility Agent and each Lender as requested by the Borrower in accordance with the terms of the definition of “Revolving Period”.

“Section 4.3 Certificate” has the meaning set forth in Section 4.3(e)(ii).

“Secured Parties” means, collectively, each Agent, each Lender, the Facility Agent, the Backup Collateral Manager, the Custodian, the Paying Agent, ~~each~~the Hedge Counterparty, any Cash Management Bank or any other Affected Person and Indemnified Party ~~and Hedge Counterparty~~ and their respective successors and assigns.

“Security Deposit Collection Account” means the account designated as the Security Deposit Collection Account in, and which is established and maintained pursuant to, Section 8.1(a).

“Senior Costs” means, as of any date of determination, the sum of (a) all Carrying Costs plus (b) the Collateral Manager Fee plus (c) the Facility Agent Fee plus (d) the Backup Collateral Manager Fee plus (e) all fees due to the Custodian under the Custodian Fee Letter, each for the related Collection Period plus (f) the Unused Fee.

“Settlement Date” means, with respect to any Advance, (x) each Distribution Date and (y) the date on which the Borrower shall prepay such Advance pursuant to Section 2.4.

“Software as a Service” and “SaaS” mean the industry code 6050b as set forth in Exhibit N, as determined, in the reasonable discretion of the Collateral Manager, as of the date of determination.

“Software Industry” means the industry code 6050 as set forth in Exhibit N, as determined, in the reasonable discretion of the Collateral Manager, as of the date of determination.

“Standard & Poor’s” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (or its successors in interest).

“Structured Lender” means any Person whose principal business consists of issuing commercial paper, medium term notes or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets or interests therein and which is required by any nationally recognized statistical rating organization which is rating such securities to obtain from its principal debtors an agreement such as that set forth in Section 18.11(a) of this Agreement in order to maintain such rating.

“Structured Lender Liquidity Arrangement” means each liquidity, credit enhancement or “back-stop” purchase or loan facility for a Lender which is a Structured Lender relating to this Agreement.

“Subject Laws” means the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

“Support Facility” means any liquidity or credit support agreement with a Structured Lender which relates to this Agreement (including any agreement to purchase an assignment of or participation in the Notes).

“Support Party” means any bank, insurance company or other financial institution extending or having a commitment to extend funds to or for the account of a Structured Lender (including by agreement to purchase an assignment of or participation in the Notes) under a Support Facility.

“Supported QFC” has the meaning set forth in Section 18.17.

“TPC Growth Stage Company” means any company that (x) generated greater than $15,000,000 annualized gross revenue as of the most recent calendar quarter and (y) has sufficient venture capital backing (as determined by the Collateral Manager).

“TPVG” has the meaning set forth in the Preamble.

“Transaction Documents” means this Agreement, the Notes, the Pledge Agreement, the Lockbox Agreement, the Sale Agreement, the Lender Fee Letter, each Hedging Agreement, the Facility Agent Fee Letter, the Administrative Agreement, any Joinder Agreement, the Backup Collateral Manager Fee Letter, the Custodian Fee Letter and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Transferred Contracts delivered in connection with this Agreement.

“Transferred Contract” means each Contract which appears on an Advance Request submitted to the Paying Agent by the Borrower and that is purchased pursuant to the Sale Agreement. Any Contract that is released from the Lien granted to the Facility Agent for the benefit of the Secured Parties pursuant hereto, including any Contract that is purchased by the Equityholder pursuant to Section 6.1 of the Sale Agreement following the Paying Agent’s receipt of the Repurchase Amount for such Contract, shall not be a “Transferred Contract” after such Contract is so released.

“Transition Costs” means all costs and expenses (up to an aggregate amount of $50,000) incurred by any successor Collateral Manager in connection with the transition of the duties and obligations of the Collateral Manager to such successor Collateral Manager including, for the avoidance of doubt, as described in Section 7.1(b).

“TriplePoint Agented Contract” means an Agented Contract where each lender thereon is TPC, TPVG or any of their Affiliates.

“True Lease” means a Lease which is not a Finance Lease.

“Twelfth Amendment Effective Date” means December 11, 2020.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“Unmatured Collateral Manager Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Collateral Manager Default.

“Unused Fee” means the unused fee set forth in the Lender Fee Letter.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 18.17.

“Vendor” means, with respect to any Contract, the equipment manufacturer, dealer or distributor or other Person that provided products or services with respect to the Contract Collateral under such Contract.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warrant Asset” means the Borrower’s economic interest in any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by TPVG or the Equityholder as an “equity kicker” from the Obligor in connection with such Transferred Contract; provided that the term Warrant Asset shall in no event include the right of TPVG or the Equityholder to participate as an investor in future equity financings by an Obligor.

“Weighted Average APR” means, as of any date of determination with respect to all Eligible Contracts that are Fixed Rate Contracts included in the Borrower Collateral, the number obtained by (i) summing the products obtained by multiplying (a) the APR of such Eligible Contract by (b) the Principal Balance of such Eligible Contract and (ii) dividing such sum by the Aggregate Outstanding Principal Balance of all Eligible Contracts included in the Borrower Collateral on such date.

“Weighted Average Debt-to-Valuation” means, as of any date of determination with respect to all Eligible Contracts included in the Borrower Collateral, the number (expressed as a percentage) obtained by (i) summing the products obtained by multiplying (a) the consolidated debt-to-enterprise value ratio (as determined by the Collateral Manager and including all debt of such Obligor that is senior to or pari passu to the debt owed to the Borrower) of the related Obligor by (b) the Principal Balance of such Eligible Contract and (ii) dividing such sum by the Aggregate Outstanding Principal Balance of all Eligible Contracts included in the Borrower Collateral on such date.

“Weighted Average Floating Spread” means, as of any date of determination with respect to all Eligible Contracts that bear interest at a spread over the Prime Rate included in the Borrower Collateral, the spread obtained by (i) summing the products obtained by multiplying (a) the stated interest rate spread on such Eligible Contract above the Prime Rate by (b) the Principal Balance of such Eligible Contract and (ii) dividing such sum by the Aggregate Outstanding Principal Balance of all Eligible Contracts included in the Borrower Collateral on such date.

“Weighted Average IRR” means, as of any date of determination with respect to all Eligible Contracts included in the Borrower Collateral, the number obtained by (i) summing the products obtained by multiplying (a) the IRR of such Eligible Contract by (b) the Principal

(e) For the avoidance of doubt, on each date on which the Net Contracts Balance or the Borrowing Base is required to be calculated hereunder, the eligibility of each of the Contracts shall be redetermined as of such calculation date and, as a consequence thereof, Contracts having Contract Payments that were Eligible Contract Payments on a prior calculation date may be excluded from the Net Contracts Balance or the Borrowing Base (as the case may be) on the date of calculation.

(f) Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Sale Agreement.

(g) Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.

(h) All calculations required to be made hereunder with respect to the Contracts and the Borrowing Base shall be made on a trade date basis and after giving effect to (x) all purchases or sales to be entered into on such trade date ~~and~~, (y) all Advances requested to be made on such trade date plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Contracts or any funding with respect to a revolving loan facility included in the Borrower Collateral and (z) the deemed application of any principal collections on deposit in the Collection Account necessary to settle all outstanding and unsettled assignments.

(i) Any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry.

(j) Any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Facility Agent in its sole discretion.

(k) For purposes of this Agreement, an Event of Default or Collateral Manager Default shall be deemed to be continuing until it is waived in accordance with Section 18.2.

(l) Determinations of the Eligible Contract Payments, or portions thereof, that constitute Excess Concentration Amounts will be determined in the way that produces the highest Borrowing Base at the time of determination, it being understood that an Eligible Contract Payment (or portion thereof) that falls into more than one such category of Eligible Contract Payment will be deemed, solely for the purposes of such determination, to fall only into the category that produces the highest such Borrowing Base at such time (without duplication).

(m) Unless otherwise expressly stated in this Agreement, if at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, Borrower and Facility Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of GAAP prior to such change and (ii) Borrower shall provide to the Facility Agent a written reconciliation in form and substance reasonably satisfactory to the Facility Agent, between calculations of such covenant made before and after giving effect to such change in GAAP.

ARTICLE II

THE FACILITY, ADVANCE PROCEDURES AND NOTES

Section 2.1 Advances. On the terms and subject to the conditions set forth in this Agreement, each Lender Group hereby agrees to make advances to the Borrower (individually, an “Advance” and collectively the “Advances”) from time to time on any date (each such date on which an Advance is made, an “Advance Date”) during the Revolving Period. Under no circumstances shall any Lender make an Advance if, after giving effect to such Advance (i) the aggregate outstanding principal amount of all Advances outstanding would exceed the lesser of (x) the Facility Amount and (y) the Borrowing Base on such day, or (ii) in the case of a Committed Lender, the aggregate principal amount of the Advances funded by such Committed Lender would exceed such Committed Lender’s Commitment. Subject to the terms of this Agreement, during the Revolving Period, the Borrower may borrow, reborrow, repay and prepay (subject to the provisions of Section 2.4) one or more Advances.

Section 2.2 Funding of Advances. (a) Subject to the satisfaction of the conditions precedent set forth in Section 6.2, the Borrower may request Advances hereunder by giving notice to the Facility Agent, the Paying Agent and each Agent of the proposed Advance at or prior to 2:00 p.m., New York City time, at least (i) in the case of Advances of more than 20% of the then-current Facility Amount, sixty-one (61) days or (ii) in the case of Advances of up to 20% of the then-current Facility Amount, two (2) Business Days prior to the proposed Advance Date; provided that the foregoing shall not apply to the initial Advance on the Effective Date; and provided further, that there shall be a maximum of two Advances requested per week. Such notice (herein called the “Advance Request”) shall be in the form of Exhibit C and shall include the proposed Advance Date (specifically identifying whether such Advance will be on two (2) Business Days’ notice or sixty-one (61) days’ notice and, if on two (2) Business Days’ notice, a calculation showing that after giving effect to such Advance not more than 20% of the Advances outstanding shall be Advances requested by the Borrower on less than sixty-one (61) days’ notice) and amount of such proposed Advance and a Schedule of Contracts setting forth the information required therein with respect to the Contracts to be acquired by the Borrower on the Advance Date. The amount of any Advance shall at least be equal to $250,000. Any Advance Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower. Neither the Facility Agent nor the Paying Agent shall have any obligation to lend funds hereunder. Subject to the satisfaction of the conditions precedent set forth in Section 6.2, ~~each Lender shall make its pro rata share of such Advance available to its Agent not later than 1:00 p.m. (New York City time) on such Advance Date, by wire transfer of same day funds in Dollars. Upon receipt of such funds, each Agent shall remit such funds by wire transfer of same day funds to the Funding Account by 2:00 p.m. (New York City time) on such Advance Date to the extent it has received such funds from the Lenders in its Lender Group no later than 1~~and the Paying Agent’s receipt of such funds in sufficient time and no later than 2:00 p.m., ~~(~~New York City time~~)~~, on such Advance Date~~. The~~, the Paying Agent shall ~~wire all funds received in the~~

~~Funding Account as of 3:00 p.m. (New York City time) on the applicable Advance Date~~make the proceeds of such requested Advances available as follows: first, to pay any fees and expenses due to the Lenders or the Agents on the applicable Advance Date; and second, all amounts of the Advance in excess of the amounts distributed pursuant to first above shall be made available to the Borrower by deposit to such account as may be designated by the Borrower (in the Advance Request or otherwise by prior written notice received by the Paying Agent) in same day funds no later than 3:00 p.m., New York City time, on such Advance Date. The Borrower expressly acknowledges and agrees that any election by any Lender on one or more occasions to fund any Advance on any day prior to the full passage of such sixty-one (61) day notice period set forth herein shall not constitute or be deemed to be an amendment, waiver or other modification of the requirement for sixty-one (61) days’ notice prior to any Lender funding any Advance hereunder.

(b) Committed Lender’s Commitment. At no time will any Uncommitted Lender have any obligation to fund an Advance. At all times on and after the Conduit Advance Termination Date, all Advances shall be made by the Agent for, and on behalf of the applicable Committed Lenders. At any time when any Uncommitted Lender has failed to or has rejected a request to fund an Advance, its Agent shall so notify the Related Committed Lender and such Related Committed Lender shall fund such Advance to the Paying Agent. Notwithstanding anything contained in this Section 2.2(b) or elsewhere in this Agreement to the contrary, no Committed Lender shall be obligated to provide its Agent or the Borrower with funds in connection with an Advance in an amount that would result in the portion of the Advances then funded by it exceeding its Commitment then in effect (minus the unrecovered principal amount of such Committed Lender’s investments in the Advances pursuant to the Structured Lender Liquidity Arrangement to which it is a party). The obligation of the Committed Lender in each Lender Group to remit any Advance shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to its Agent shall not relieve any other Committed Lender of its obligation hereunder.

Section 2.3 Notes. The ~~Advances by each~~Borrower shall, upon request of any Lender Group, on or after such Lender Group becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Advances of such Lender Group. Each such Note shall be ~~further evidenced by a Note, executed by the Borrower, with appropriate insertions,~~ payable to the ~~order of the~~ Agent for such Lender Group in a face amount equal to the applicable Lender Group’s Commitment as of the Effective Date or the effective date on which such Lender Group becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Agent to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Agent, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Advances evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, however, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.

Section 3.3 Yield Calculation. ~~Each Note~~The Advances shall bear interest on each day during each Accrual Period at a rate per annum equal to the Interest Rate for such Accrual Period.

Section 3.4 Computation of Yield. All Yield shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield is payable over a year comprised of 360 days. Each Agent (on behalf of its respective Lender Group) and the Facility Agent (for itself) shall determine the applicable Yield, all Fees, any amounts due and payable pursuant to Sections 4.3 and 5.1 and any other amounts hereunder to be paid by the Borrower to the Lenders, each Agent or the Facility Agent (as applicable) on each Distribution Date for the related Accrual Period and shall advise the Collateral Manager thereof in writing no later than the fifth (5th) day immediately prior to such Distribution Date.

ARTICLE IV

PAYMENTS; TAXES

Section 4.1 Making of Payments to and by the Agents. All payments to be made to the Lenders pursuant to Section 8.5 hereof, shall be made by the Paying Agent in accordance with Section 8.5 to the Agent for each Lender Group and pro rata among the Lender Groups on the basis of the respective amounts owing to such Lender Groups. Each Agent shall allocate to the Lenders in its Lender Group each payment in respect of the Advances received by such Agent as provided herein. Payments in reduction of the principal amount of the Advances shall be allocated and applied to Lenders pro rata based on their respective portions of such Advances, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower. Payments of Yield shall be allocated and applied to Lenders pro rata based upon the respective amounts of interest due and payable to them, determined as provided above in Section 3.3.

Section 4.2 Due Date Extension. If any payment of principal or Yield with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Yield shall accrue and be payable for the period of such extension at the rate applicable to such Advance.

Section 4.3 Taxes. (a) Payments Free of Taxes. Any and all payments by or on behalf of the Borrower or TPVG under or in respect of this Agreement or any other Transaction Documents to which the Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If the Borrower or TPVG shall be required under any applicable requirement of law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Transaction Documents to an Affected Person (including for purposes of Section 5.1 and this Section 4.3, any assignee,

Responsible Officer of the Collateral Manager, including information on delinquencies and extensions of Transferred Contracts.

Section 7.7 Annual Statement as to Compliance; Notice of Collateral Manager Default. (a) The Collateral Manager shall deliver to the Facility Agent, each Lender and the Backup Collateral Manager on or before April 30 of each year, beginning on April 30, 2015, an officer’s certificate signed by any Executive Officer of the Collateral Manager, dated as of the preceding December 31, stating that (i) a review of the activities of the Collateral Manager during the preceding 12-month period (or such other period as shall have elapsed from the Effective Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Collateral Manager has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b) The Collateral Manager shall deliver to the Facility Agent, each Lender and the Backup Collateral Manager, promptly after having obtained knowledge thereof, but in no event later than three Business Days thereafter, written notice in an Officers’ Certificate of any Collateral Manager Default, Unmatured Collateral Manager Default, Termination Event, Unmatured Event of Default or Event of Default.

Section 7.8 Audit of Transferred Contracts. The initial Collateral Manager shall, at the Collateral Manager’s expense, conduct and complete an audit of the Transferred Contracts in compliance with the audit standards set forth on Exhibit B (as such Exhibit may be modified from time to time by the Facility Agent in its sole discretion) hereto with any audit firm reasonably acceptable to the Facility Agent and the Lenders, (i) on or before August, 2014 and (ii) thereafter, on or before July 15 of each year, beginning on July 15, 2015, with respect to the twelve months ended the immediately preceding calendar month’s end; provided that there shall be no limits on the Facility Agent’s right to conduct audits (at the Borrower’s expense) during the occurrence of an Unmatured Event of Default or Event of Default.

Section 7.9 Access to Certain Documentation and Information Regarding Contracts. (a) Each of the Borrower and the Collateral Manager shall permit representatives of the Facility Agent and the Backup Collateral Manager at any time and from time to time as the Facility Agent or the Backup Collateral Manager shall reasonably request but only (i) upon two Business Days’ prior written notice (so long as no Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing) and (ii) during normal business hours: (a) to inspect and make copies of and abstracts from its records relating to the Transferred Contracts, and (b) to visit its properties in connection with the collection, processing or management of the Transferred Contracts for the purpose of examining such records, and to discuss matters relating to the Transferred Contracts or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. In connection with any inspection, the Facility Agent (or its designee) or the Backup Collateral Manager may, with the Borrower’s consent (so long as no Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing), institute procedures to permit it to confirm the Obligor balances in respect of any

(xi) ELEVENTH, from the remaining Amount Available, to the extent not previously paid pursuant to clause (iii) above, pro rata to the Backup Collateral Manager, the Paying Agent and the Custodian, any costs, expenses, Transition Costs and any amounts actually due at such time under any indemnification provision of this Agreement (that is, no amount shall be withheld for contingent indemnity obligations to the Backup Collateral Manager and the Custodian under the Transaction Documents);

(xii) TWELFTH, from the remaining Amount Available, to the Agent for each Lender Group, on a pro rata basis, for the benefit of the Lenders in its Lender Group, the amount of any prepayment of the outstanding principal amount of any Advance made by the Borrower pursuant to Section 2.4;

(xiii) THIRTEENTH, if the Collateral Manager is TPVG, from the remaining Amount Available, to the Collateral Manager, any accrued and unpaid Collateral Manager Fee with respect to the related Collection Period and the amounts specified in Section 8.2 to the extent the Collateral Manager has not reimbursed itself in respect of such amounts pursuant to Section 8.7 or been reimbursed for such amounts pursuant to clause (ii); ~~and~~

(xiv) FOURTEENTH, from the remaining Amount Available, to any Cash Management Bank, any unpaid Obligations; and

(xv) FIFTEENTH, from the remaining Amount Available, to the Operating Account, or as otherwise designated in writing by the Borrower to the Facility Agent, the Paying Agent and the Collateral Manager.

The Collateral Manager hereby instructs Deutsche Bank Trust Company Americas, on the Business Day immediately preceding each Distribution Date, to convert amounts on deposit in the Collection Account into Dollars using the Applicable Conversion Rate to the extent necessary to make payments in Dollars pursuant to this Section 8.5. All risk and expense incident to such conversion is the responsibility of the Borrower and Deutsche Bank Trust Company Americas shall have (x) no responsibility for fluctuations in exchange rates affecting any Collections or conversion thereof and (y) to the extent it complies with the instructions provided by the Collateral Manager in a non-negligent manner, no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions.

(c) At any time, the Borrower may withdraw from the Collection Account the proceeds of any Advance on deposit therein as may be needed to settle any pending acquisition of an Eligible Contract Payment.

Section 8.6 Fees. The Borrower shall pay to the Paying Agent (a) for distribution to each Agent for the benefit of the Lenders in its related Lender Group in accordance with the provisions set forth in Section 8.5 the Unused Fee and certain other fees and (b) for distribution to the Facility Agent, the Facility Agent Fee (collectively, the “Fees”) in the amounts and on the dates set forth in the Lender Fee Letter or the Facility Agent Fee Letter, as applicable.

Section 8.7 Net Deposits. So long as no Collateral Manager Default has occurred and is continuing, the Collateral Manager may make the remittances to be made by it pursuant to valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.

Section 9.25 Ownership of the Borrower. One hundred percent (100%) of the outstanding equity interests of the Borrower is and will be directly owned (both beneficially and of record) by the Equityholder. All such equity interests are and will be validly issued, and there are no options, warrants or other rights to acquire shares or other equity rights in the Borrower.

Section 9.26 Anti-Terrorism, Anti-Money Laundering. (a) Neither the Borrower nor any Affiliate, officer, employee or director, acting on behalf of the Borrower (i) is (iA) a country, territory, organization, person or entity named on any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control (“OFAC”) list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, Her Majesty’s Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, “Sanctions”), including but not limited to Cuba, Iran, Syria, North Korea, and the Crimea region in Ukraine (the “Sanctioned Countries”); (~~ii~~B) a Person that resides, is organized or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries ~~(a “Sanction Target”)~~; or ~~is~~(C) owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more ~~Person who is the subject or target of Sanctions; (iii~~Persons defined in either of the preceding clauses (A) or (B) (along with Persons defined in clauses (A) and (B), collectively, a “Sanction Target”); (ii) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (~~iv)~~iii) is a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Borrower is and each Affiliate, officer, employee or director, acting on behalf of the Borrower is in compliance in all material respects with (a) all applicable OFAC rules and regulations and (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions that the Borrower or any of its Affiliates is subject. In addition, the described purpose (“trade related business activities”) does not include any kind of activities or business of or with any Person or in any country or territory that is subject to or the target of any sanctions administered by the U.S. Government, OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations Security Council (including the Sanctioned Countries) and does not involve commodities or services of a Sanctioned Country originated or shipped to, through or from a Sanctioned Country, or on vessels or aircrafts owned or registered by a Sanctioned Country, or financed or subsidized any of the foregoing.

(b) The Borrower has complied, in all material respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the “Anti-Money Laundering Laws”). No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against

Section 10.3 Costs and Expenses. The Borrower shall pay all of its reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

Section 10.4 Reporting Requirements. The Borrower shall furnish, or cause to be furnished, to the Administrative and each Agent:

(a) as soon as possible and in any event within three (3) Business Days after a Responsible Officer of the Borrower shall have knowledge of the occurrence of an Event of Default, Unmatured Event of Default or Termination Event, the statement of an Executive Officer of the Borrower setting forth complete details of such Event of Default, Unmatured Event of Default or Termination Event and the action which the Borrower has taken, is taking and proposes to take with respect thereto;

(b) promptly, from time to time, such other information, documents, records or reports respecting the Transferred Contracts or the Related Security, the other Borrower Collateral or the condition or operations, financial or otherwise, of the Borrower as the Facility Agent may, from time to time, reasonably request;

(c) promptly, in reasonable detail, of (i) any Adverse Claim known to it that is made or asserted against any of the Borrower Collateral and (ii) the sale, exercise or other monetization of, and the listing of the existing and future positions of, any Warrant Asset;

(d) any new or updated information reasonably requested by a Lender (by request to the Facility Agent, who shall forward such request to such Borrower) in connection with “know your customer” laws or any similar regulations; and

(e) ~~(c)~~ promptly following any request therefor, Borrower shall deliver to the Facility Agent information and documentation reasonably requested by the Facility Agent for purposes of compliance with its Beneficial Ownership Certification.

Section 10.5 Separate Existence. (a) The Borrower shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use its best efforts to avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that the assets of the Borrower are available to pay the creditors of TPVG or any Affiliate thereof.

(b) It shall maintain records and books of account separate from those of TPVG and any other Affiliate thereof.

(c) It shall obtain proper authorization for all action requiring such authorization.

(d) It shall pay its own operating expenses and liabilities from its own funds.

(dd) It will at all times be a limited liability company formed under Delaware which has at least (i) two independent directors and (ii) two springing members (as set forth in the Borrower’s limited liability company agreement).

(ee) It shall not (A) amend, supplement or otherwise modify (i) its organizational documents, except in accordance therewith and with the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, delayed or conditioned) or (ii) its limited liability company agreement except in accordance therewith or (B) divide or permit any division of itself.

(ff) It shall cause the agents, officers and other representatives of the Borrower, if any, to act at all times with respect to the Borrower consistently and in furtherance of the foregoing provisions of this Section 10.5.

(gg) It shall at all times hold itself out to the public and all other Persons as a legal entity separate from TPVG and from any other Person.

(hh) It shall not commingle its assets with assets of any other Person.

(ii) It shall, except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Borrower, not enter into any transaction with an Affiliate of the Borrower except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction.

(jj) It shall maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however that the foregoing shall not require TPVG to make additional capital contributions to the Borrower.

It will insure that it and TPVG do not take any action contrary to the “Assumptions and Facts” section in the opinion of Troutman Sanders, LLP, dated the date hereof, relating to certain non-consolidation matters.

Section 10.6 Hedging Agreements. (a) With respect to any Fixed Rate Contract, the Borrower shall, upon the direction of the Facility Agent in its sole discretion as notified to the Borrower and the Collateral Manager in writing on or prior to the related Advance Date for such Contract, obtain and deliver to the Custodian (with a copy to the Facility Agent) and, unless otherwise agreed by the Facility Agent in its sole discretion, maintain at all times, one or more Hedging Agreements from qualified Hedge Counterparties, which (on each date of determination) (1) have a notional principal amount equal to the outstanding principal balance of each Fixed Rate Contract, (2) if applicable, have a strike price (x) such that the Minimum Weighted Average APR Test or the Minimum Weighted Average Spread Test, as applicable, is satisfied and (y) unless otherwise agreed to by the Facility Agent in its sole discretion, not greater than 4%, (3) have a termination date no sooner than the Scheduled Revolving Period Termination Date and (4) in the case of Hedging Agreements that are not interest rate cap agreements, have other terms and conditions and be represented by Hedging Agreements otherwise acceptable to the Facility Agent in its reasonable discretion.

for the collection of all Transferred Contracts (including records adequate to permit the daily identification of all collections of and adjustments to each Transferred Contract).

Section 10.16 Accounting Treatment. The Borrower shall not prepare any financial statements or other statements (including any tax filings which are not consolidated with those of the Equityholder) which shall account for the transactions contemplated by the Sale Agreement in any manner other than as the sale of the Transferred Contracts and the related assets by the Equityholder to the Borrower. For avoidance of doubt, TPVG may consolidate the Borrower and/or its properties and other assets for accounting purposes.

Section 10.17 Limitation on Investments. The Borrower shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments in Obligors as a result of any Portfolio Investments and investments as otherwise permitted herein and pursuant to the other Transaction Documents.

Section 10.18 Distributions. Notwithstanding anything contained in this Agreement to the contrary, the Borrower may make (a) requests for, and distributions or other payments of, Advances for working capital or other general corporate purposes, and (b) payments of distributions on or in respect of its equity interests, so long as (in each case) at the time of such distribution, declaration or payment (and after giving effect thereto) no Event of Default, Unmatured Event of Default or Termination Event shall occur or be continuing; provided that, notwithstanding anything in this Agreement or in any Transaction Document to the contrary, the Borrower may make payments pursuant to Section 8.5. Prior to foreclosure by the Facility Agent upon any Borrower Collateral pursuant to Section 14.3(b), nothing in this Section 10.18 or otherwise in this Agreement shall restrict the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.5 or made available to the Borrower through capital contributions from the Equityholder or from disposing of Portfolio Investments.

Section 10.19 Performance of Borrower Assigned Agreements. The Borrower shall (i) perform and observe all the terms and provisions of the Transaction Documents (including each of the Borrower Assigned Agreements) to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, enforce such Transaction Documents in accordance with their terms and take all such action to such end as may be from time to time reasonably requested by the Facility Agent, and (ii) upon request of the Facility Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 10.20 Notice of Material Adverse Claim. It shall advise the Facility Agent promptly, in reasonable detail, (i) of any material Adverse Claim, other than a Permitted Lien, known to it made or asserted against any of the Borrower Collateral, and (ii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Borrower Collateral or on the assignments and security interests granted by the Borrower in this Agreement.

Section 10.21 Delivery of Original Promissory Notes. (a) The Borrower shall deliver as soon as possible (but in no event later than five (5) Business Days after its acquisition of a Contract), each fully executed, original, related promissory note to the Custodian as contemplated by Section 12.1. If the Borrower is unable to deliver any such fully executed, original promissory note on the date of its acquisition of a Contract, it shall deliver a copy of such promissory note, marked to show that such promissory note is subject to the Lien of the Facility Agent, on such date of acquisition to the Custodian as contemplated by Section 12.1, and such copies shall be deemed to fill the requirements set forth in the definition of “Contract File” until the earlier to occur of (i) delivery of the original or (ii) the date that is five (5) Business Days after the Borrower’s acquisition of the related Contract. The Borrower shall maintain (or cause to be maintained) for the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Account Bank and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of a Collateral Manager Default, deliver to the Facility Agent copies of all such Records which evidence or relate to the Collections.

(b) The Borrower shall deliver the following: (i) all Advance Requests to lenderfinance_collatreview@list.db.com, (ii) Compliance Certificates delivered in connection with Section 7.6 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, james.kwak@db.com, erica.flor@db.com, and jerry-b.li@db.com (iii) requests or notices delivered in accordance with Sections 2.2 or 2.4, to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, james.kwak@db.com, erica.flor@db.com, and jerry-b.li@db.com and (iv) obligor reports delivered in connection with Section 7.4(n)(iii) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com; provided that any document delivered pursuant to this Section 10.21 shall be deemed as delivered if it is posted to an electronic system agreed upon between the Borrower and Facility Agent.

Section 10.22 Further Assurances; Financing Statements. (a) The Borrower agrees that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable or that the Facility Agent may request to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Facility Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Borrower Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Facility Agent may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Borrower Collateral in the same manner specified in Section 13.1 or in any other manner as the Required Lenders may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

payable by it and any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower).

Section 10.25 Future Funding Obligations. The Borrower shall not acquire any Contract pursuant to which it may be required to make any future advances or payments.

Section 10.26 ERISA. (a) The Borrower will not become a Benefit Plan Investor at any time while any Obligations are outstanding.

(b) The Borrower will not take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 406(a)(1)(B) of ERISA or Section 4975(c)(1)(B) of the Code that would subject any Lender to any tax, penalty, damages, or any other claim for relief under ERISA or the Code.

(c) The Borrower shall not sponsor, maintain, or contribute to, any Plan. Except as would not reasonably be expected to have a material adverse effect, (i) the Borrower shall not, and shall not permit any ERISA Affiliate to, permit to exist any occurrence of any ERISA Event, and (ii) the Borrower shall not permit any ERISA Affiliate to sponsor, maintain, contribute to, or incur any liability in respect of, any Plan.

Section 10.27 Policies and Procedures for Sanctions. The Borrower has instituted and maintained policies and procedures designed to ensure compliance with Sanctions.

Section 10.28 Compliance with Sanctions. The Borrower shall not directly or indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person or entity, to fund or facilitate (i) any activities of or business with any Sanction Target, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any Person of Sanctions.

Section 10.29 Compliance with Anti-Money Laundering. The Borrower shall comply in all material respects with all applicable Anti-Money Laundering Laws and shall provide notice to the Facility Agent, within five (5) Business Days, of the Borrower’s receipt of any Anti-Money Laundering Law regulatory notice or action involving the Borrower.

Section 10.30 Ineligible Collateral. At the direction of the Facility Agent (in its sole discretion), the Borrower shall divest any asset that does not satisfy the definition of “Eligible Contract Payment” or “Permitted Investment” if the Facility Agent determines in its sole discretion that the Borrower’s ownership of such asset could (i) have materially adverse regulatory consequences on any Lender, (ii) results in any reputational harm to any Lender or (iii) result in unfavorable capital treatment for any Lender. The Facility Agent agrees to cooperate in good faith with any waivers necessary to permit such divestiture.

may execute any of its duties under this Agreement (both as Backup Collateral Manager and as successor Collateral Manager) by or through agents; provided that the Backup Collateral Manager shall remain primarily liable for the due performance of its duties hereunder.

Section 11.2 Covenants and Representations and Warranties of the Backup Collateral Manager. The covenants and representations and warranties of the Collateral Manager, shall apply to TPVG, as Collateral Manager, but shall be deemed modified to the extent necessary to apply to ~~Portfolio Financial Servicing Company~~Vervent Inc.. Prior to or promptly following the date on which ~~Portfolio Financial Servicing Company~~Vervent Inc. becomes the Collateral Manager, the parties to this Agreement will enter into one or more amendments or supplements acceptable in form and content to ~~Portfolio Financial Servicing Company~~Vervent Inc. and the Facility Agent, providing for such modifications of this Agreement as are necessary to permit ~~Portfolio Financial Servicing Company~~Vervent Inc. to fulfill its responsibilities hereunder as the Collateral Manager.

Section 11.3 Additional Provisions Applicable to Backup Collateral Manager. Notwithstanding anything to the contrary in this Agreement, in the event that the Backup Collateral Manager becomes the successor Collateral Manager pursuant to Section 7.12, the following provisions shall be deemed applicable to the Backup Collateral Manager as successor Collateral Manager:

(a) The Backup Collateral Manager’s duties as successor Collateral Manager pursuant to Section 7.12 shall be limited solely to maintaining the perfection of liens on the Collateral in favor of the Facility Agent on behalf of the Secured Parties by preparing and filing or recording continuation statements and other documents or instruments as directed by the Facility Agent;

(b) The Backup Collateral Manager shall not be required to deliver any audits, agreed-upon procedures report or other financial reports of the Collateral Manager pursuant to Article 7 unless the costs and expenses of the Backup Collateral Manager in obtaining such report shall be paid by the Borrower in accordance with Section 8.5 (which the Borrower hereby agrees to pay) or by one or more Agents or Lenders in its or their sole discretion;

(c) The Backup Collateral Manager as successor Collateral Manager shall be entitled to receive at least five Business Days’ written notice prior to any inspection of its premises pursuant to Section 7.9, and such visits will occur no more than twice per year so long as the Backup Collateral Manager is not in default as successor Collateral Manager; provided that the Backup Collateral Manager, as successor Collateral Manager shall not be responsible for the costs or expenses of any such inspections or visits pursuant to Section 7.9;

(d) In the event that the Backup Collateral Manager merges into another Person or conveys or transfers its assets to a third party and the surviving entity assumes the duties of the Backup Collateral Manager hereunder, this Agreement shall remain in force, and the terms hereof shall govern the relationship between the Borrower and the successor to the Backup Collateral Manager;

(vi) Each of the Borrower and the Collateral Manager agrees to take such actions as are reasonably requested by the Custodian or the Facility Agent to facilitate the delivery to the Custodian or the Facility Agent, as applicable, of all documents (including, without limitation, Contract Files) and other items required to be delivered to the Custodian or the Facility Agent, as applicable, in accordance with the terms of this Agreement. The Collateral Manager shall hold (in accordance with Section 9-313(c) of the UCC) all other documents comprising the Contract Files as agent of the Custodian.

Section 12.2 Contract File Certification. (a) On or prior to each Advance Date, with respect to the Contract Files delivered on or prior to such Advance Date, and thereafter when additional Contract Files will be delivered to the Custodian from time to time, within three (3) Business Days after delivery of any such Contract File (or within ten (10) Business Days, if Contract Files with respect to more than twenty-five (25) Contracts are delivered to the Custodian on the same Business Day), the Custodian shall deliver via facsimile or other electronic transmission to the Facility Agent, each Agent and the Collateral Manager a certification (each such certification, a “Certification”), in the form of Exhibit E, in respect of each of the Contracts, to the effect that, as to each Contract File related to a Contract listed on the Schedule of Contracts, as amended or supplemented, based on the Custodian’s examination of the Contract Files for such Contracts, except for variances from the requirements of Section 12.1 with respect to the Contract Files (“Exceptions”) noted in a report attached to the Certification (the “Exception Report”), (i) all documents required to be delivered in respect of such Contracts pursuant to Section 12.1 have been fully executed and delivered and are in the possession of the Custodian as part of the Contract Files for such Contracts (other than those released pursuant to Section 12.4), (ii) all such documents have been reviewed by the Custodian and appear on their face to be regular and to relate to such Contracts and to satisfy the requirements set forth in Section 12.1, (iii) all signatures on such Contract Files appear to be original signatures, unless otherwise noted on Exhibit J, (iv) such Contract Files have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall constitute physical alteration) and such Contract Files relate to such Contracts, (v) based on the Custodian’s examination of the Schedule of Contracts, as amended and supplemented, the information set forth therein accurately reflects the information set forth in the related Contract Files with respect to, to the extent applicable, name of Account Debtor (obligor), transaction type, date of transaction, commitment amount and original principal amount of obligation, interest rate, and term, (vi) the Custodian does not have knowledge that it is holding an original of any Contract File for any Person other than the Facility Agent, on behalf of the Secured Parties, pursuant to this Agreement, and (vii) none of such Contract Files contains on its face any stamp or evidence of any lien thereon or security interest therein; provided, however, that if any such statements are, in part or in whole, not true and correct, the Custodian shall detail in such Certification any Exceptions or other discrepancies that it discovers. The Custodian shall also maintain records of the total number of Contract Files that are listed on the Schedule of Contracts but have not been received by the Custodian, and will provide such number of missing Contract Files in the Exception Report.

(b) The Facility Agent shall promptly notify the Custodian, the Collateral Manager and the Borrower, in writing, that either (i) the Exceptions noted in any Exception Report are waived or (ii) the Borrower or the Collateral Manager must cure certain specified stoppages, acts of terrorism, civil or military disturbances, nuclear or natural catastrophes, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(m) In no event shall the Paying Agent be liable for any special, indirect, punitive, incidental or consequential loss or damage of any nature whatsoever arising from any act or omission of the Paying Agent, whether or not the possibility of such damage was disclosed to, or could have been reasonably foreseen by, the Paying Agent and regardless of the form of action.

(n) The Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of an Authorized Officer, any Compliance Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(o) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Paying Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Paying Agent. Accordingly, each of the parties agrees to provide to the Paying Agent upon its request from time to time such identifying information and documentation as may be available to such party in order to enable the Paying Agent to comply with applicable law.

(p) The Paying Agent shall have no obligation to determine whether any conditions precedent to making any Advance have been satisfied and the Paying Agent shall incur no liability for distributing funds received into the Funding Account in accordance with an Advance Notice received by it.

(q) The Paying Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of LIBOR or the LIBOR Rate, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any replacement for the LIBOR Rate, or (ii) to select, determine or designate any replacement rate, or whether any conditions to the designation of such a rate have been satisfied. The Paying Agent shall not be liable for any failure or delay on its part to perform its obligations under this Agreement to the extent that such failure or delay is a direct result of the unavailability of LIBOR (or other applicable replacement rate) and/or absence of a designated replacement rate.

ARTICLE XVI

ASSIGNMENTS

Section 16.1 Restrictions on Assignments. Except as specifically provided herein (with respect to the Collateral Manager and the Backup Collateral Manager), neither the Borrower, the Collateral Manager, TPVG nor the Backup Collateral Manager may assign any of their respective rights or obligations hereunder or any interest herein without the prior written consent of the Required Lenders.

Section 16.2 Documentation. In connection with any permitted assignment, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Advance or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Advance. In the case of any permitted assignment of any Commitment (or any portion thereof) or any Advance (or any portion thereof) the assignee shall execute and deliver to the Collateral Manager, the Borrower, the Facility Agent, the Paying Agent and the Custodian a fully executed assignment thereof or a Joinder Agreement substantially in the form of Exhibit M hereto. If the assignee is not an existing Lender it shall deliver to the Paying Agent and the Custodian any tax forms and other information requested by the Paying Agent or the Custodian for purposes of conducting its customary “know your customer” inquiries.

Section 16.3 Rights of Assignee. Upon the foreclosure of any assignment of any Advances made for security purposes, or upon any other assignment of any Advance from any Lender pursuant to this Article XVI, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Advances and all references to the Lenders in Section 4.3 and Section 5.1 shall be deemed to apply to such assignee.

Section 16.4 Notice of Assignment by Lenders. So long as no Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing, any proposed assignment by a Lender to any other Person that is a commercial bank shall require at least 60 calendar days’ notice to the Borrower and TPVG and shall be subject to the prior written consent of the Borrower and TPVG (in each case, not to be unreasonably withheld, conditioned or delayed), other than any proposed assignment (i) to an Affiliate of such Lender, (ii) to another Lender hereunder or (iii) to any Person if such Lender makes a determination that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule); provided that the Lenders shall not assign any interest in, or sell a participation in any Advance (or portion thereof) or its Commitment (or any portion thereof), to the Equityholder or any Affiliate of the Equityholder; provided, further, that each Lender shall first offer to sell such interest(s) to (x) the Lender affiliated with the Facility Agent and, if such Lender does not accept such offer within ten (10) Business Days, then (y) to each remaining Lender (pro rata) for a period of ten (10) Business Days prior to offering to any Person that is not an existing Lender. If either of the Borrower or TPVG do not respond within such 60 calendar day period, then such proposed assignment shall be permitted. So long as no Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing, at no time shall any Lender assign its interests hereunder to any entity (other than an Affiliate of such Lender) that is not a commercial bank, unless otherwise approved by the Borrower and TPVG. At no time shall any assignment by any Lender to an Affiliate of such Lender by subject to the prior consent of the Borrower or TPVG. Each Lender authorizes the related Agent to, and such Agent agrees that it shall, endorse the Notes to reflect any assignments made pursuant to this Article XVI or otherwise. ~~Any assignment by one Lender to a~~

~~proposed lender hereunder shall be executed on a joinder agreement substantially in the form of Exhibit M hereto.~~

Section 16.5 Registration; Registration of Transfer and Exchange. (a) The Facility Agent shall keep a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Facility Agent shall provide for the registration of the Notes and of transfer of interests in the Notes. The Facility Agent is hereby appointed “Note Registrar” for the purpose of registering the Notes and transfers of the Notes as herein provided.

(b) Each Person who has or who acquired an interest in a Note shall be deemed by such acquisition to have agreed to be bound by the provisions of this Section 16.5. A Note may be exchanged (in accordance with Section 16.5(c)) and transferred to the holders (or their agents or nominees) of the Advances and to any assignee (in accordance with Section 16.1) (or its agent or nominee) of all or a portion of the Advances. The Facility Agent shall not register (or cause to be registered) the transfer of such Note, unless the proposed transferee shall have delivered to the Facility Agent either (x) evidence satisfactory to it that the transfer of such Note is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that the transfer does not constitute a non-exempt “prohibited transaction” under ERISA or (y) an express agreement by the proposed transferee to be bound by and to abide by the provisions of this Section 16.5 and the restrictions noted on the face of such Note.

(c) At the option of the holder thereof, a Note may be exchanged for one or more new Notes of any authorized denominations and of a like class and aggregate principal amount at an office or agency of the Borrower. Whenever any Note is so surrendered for exchange, the Borrower shall execute and deliver (through the Facility Agent) the new Note which the holder making the exchange is entitled to receive.

(d) Upon surrender for registration of transfer of any Note at an office or agency of the Borrower, the Borrower shall execute and deliver (through the Facility Agent), in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like class and aggregate principal amount.

(e) All Notes issued upon any registration of transfer or exchange of any Note in accordance with the provisions of this Agreement shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note(s) surrendered upon such registration of transfer or exchange.

(f) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Borrower or the Facility Agent) be fully endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, duly executed by the holder thereof or his attorney duly authorized in writing.

(g) No service charge shall be made for any registration of transfer or exchange of a Note, but the Borrower may require payment from the transferee holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with for any Notes canceled as provided in this Section 16.8, except as expressly permitted by this Agreement.

Section 16.9 Participations; Pledge. (a) At any time and from time to time, each Lender may, in accordance with Applicable Law, at any time grant participations in all or a portion of its Note and/or its interest in the Advances and other payments due to it under this Agreement to any Person (each, a “Participant”). Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender’s direct obligations hereunder, and (B) neither the Borrower, TPVG, the Facility Agent, any other Lender, any Agent nor the Collateral Manager shall have any obligation to have any communication or relationship with any Participant. Each Participant shall comply with the provisions of Section 4.3(e) and shall be entitled to the benefits of Sections 4.3 and 5.1, but shall not be entitled to receive any greater payment under Sections 4.3 or 5.1 than the Lender which granted such participation interest to such Participant would be entitled to receive had such Lender not granted such interest to such Participant. So long as no Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing, any proposed Participation shall be subject to the prior written consent of the Borrower and TPVG, which such consent shall not be unreasonably withheld, delayed or conditioned.

(b) Notwithstanding anything in Section 16.9(a) to the contrary, each Lender may pledge its interest in the Advances and the Notes to any Federal Reserve Bank as collateral in accordance with Applicable Law without the prior written consent of any Person

Section 16.10 Reallocation of Advances. Any reallocation of Advances among Committed Lenders pursuant to an assignment agreement or a Joinder Agreement executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XVI shall be wired by the applicable purchasing Lender(s) to the ~~Custodian~~Paying Agent pursuant to the wiring instructions provided by the ~~Custodian~~Paying Agent; provided that the ~~Custodian~~Paying Agent shall not fund such wire until it has received an executed assignment agreement or Joinder Agreement, as applicable.

ARTICLE XVII

INDEMNIFICATION

Section 17.1 Borrower Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower agrees to indemnify on an after-tax basis the Facility Agent, the Lenders, the Agents, the Backup Collateral Manager, the Paying Agent and the Custodian and each of their Affiliates, and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby or the use of proceeds therefrom by the Borrower, including in respect of the funding of any Advance or in respect of any

Borrower and TPVG during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower or TPVG (as the case may be) to the amounts owed by the Borrower or TPVG, respectively, under this Agreement, to the Facility Agent, the Agents, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns.

Section 18.2 Amendments, Waivers. This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 18.2. With the written consent of the Required Lenders, the Agents, the Borrower, the Collateral Manager, TPVG, the Facility Agent, the Paying Agent, the Backup Collateral Manager and the Custodian may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, however, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any payment with respect to an Advance or reduce the rate or extend the time of payment of Yield thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby or (ii) (A) amend, modify or waive the definitions of “Borrowing Base,” “Advance Rate,” “Event of Default” or “Excess Concentration Amount” or any definition used therein which would have the effect of modifying the meaning or operation of such provisions; provided that no waiver of an Event of Default shall require consent of all Lenders, (B) change the amount of the Facility Agent Fee, (C) alter the terms of this Section 18.2 or Section 18.11, or (D) reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders; provided, further, that the signature of the Borrower and TPVG shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Collateral Manager at any time when the Collateral Manager is not TPVG or any Affiliate of TPVG or a successor Collateral Manager is designated by the Facility Agent pursuant to Section 7.1; provided, further, that the signature of the Paying Agent, the Backup Collateral Manager or the Custodian (respectively) shall not be required for the effectiveness of any amendment that does not affect the rights or obligations of the Paying Agent, the Backup Collateral Manager or the Custodian (respectively). Notwithstanding the foregoing, if the LIBOR Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Collateral Manager and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to the LIBOR Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities. For the avoidance of doubt, such alternative floating reference rate selected to replace LIBOR shall at no time be less than 0.50%. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement. During the time that any Lender hereunder is a Conduit Lender, the Facility Agent will provide notice and a copy of any amendment to any of (A) this Agreement or (B) the Sale Agreement to Standard & Poor’s upon the request of such Conduit Lender.

Subject to the provisions of Section 16.4, the Borrower and the Collateral Manager each acknowledge that the Facility Agent may be communicating with other Lenders, Agents or potential lenders in connection with an amendment or syndication of this Agreement.

Section 18.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Annex I hereto or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received.

Section 18.4 Costs, Expenses and Taxes. In addition to the rights of indemnification granted under Section 17.1, the Borrower or TPVG on behalf of the Borrower agrees to pay on demand all reasonable costs and expenses of the Facility Agent in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any Structured Lender Liquidity Arrangement or other liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, and, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, TPVG and the Facility Agent and the Borrower or TPVG on behalf of the Borrower further agrees to pay all reasonable costs and expenses of the Facility Agent in connection with any amendments, waivers or consents executed in connection with this Agreement and any Structured Lender Liquidity Arrangement or other liquidity support facility, including the reasonable fees and out-of-pocket expenses of counsel for the Facility Agent with respect thereto and with respect to advising the Facility Agent as to its rights and remedies under this Agreement and any Structured Lender Liquidity Arrangement or other liquidity support facility, and to pay all costs and expenses, if any (including reasonable counsel fees and expenses), of the Facility Agent, the Agents, the Lenders and their respective Affiliates, in connection with the enforcement against TPVG or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto; provided that in the case of reimbursement of counsel for the Agents, and the Lenders other than the Facility Agent, such reimbursement shall be limited to one counsel for all such Agents and Lenders.

Section 18.5 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Agents, the Facility Agent, the Paying Agent, the Backup Collateral Manager, the Collateral Manager, TPVG and their respective successors and assigns, and the provisions of Section 4.3, Article V and Article XVII shall inure to the benefit of the Affected Persons and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XVI. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full or rejected, or the Agent for such Lender declines or rejects, an Extension Request with respect to the Revolving Period pursuant to Section 2.7; provided that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) prior to any such replacement, such Lender shall have taken no action under Section 5.1 so as to fully eliminate the continued need for payment of amounts owing pursuant to Section 5.1, if applicable, (iii) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement~~,~~ and reallocation of such Advances between the replacement financial institution and such replaced Lender shall be made in accordance with Section 16.10, (iv) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Facility Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 16.5, (vi) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Taxes, as the case may be and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Facility Agent or any other Lender shall have against the replaced Lender.

Section 18.16 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 18.17 Acknowledgement Regarding Any Supported QFCs.

To the extent that this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit

Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[signature pages begin on next page]

~~PORTFOLIO FINANCIAL SERVICING COMPANY~~VERVENT INC.,
as Backup Collateral Manager

By:
Name: John Enyart
Title: President

Signature Page to Receivables Financing Agreement

CUSTOMERS BANK, as Committed Lender and Agent

By:
Name:
Title:

Signature Page to Receivables Financing Agreement

ANNEX I

TPVG VARIABLE FUNDING COMPANY LLC,

as Borrower

2755 Sand Hill Road, Suite 150

Menlo Park, California 94025

Attention: Sajal Srivastava

Facsimile No.: 650-854-2092

TRIPLEPOINT VENTURE GROWTH BDC CORP.,

as Collateral Manager and as Equityholder

2755 Sand Hill Road, Suite 150

Menlo Park, California 94025

Attention: Sajal Srivastava

Facsimile No.: 650-854-2092

U.S. BANK NATIONAL ASSOCIATION,

as Custodian

For all communications:

U.S. Bank National Association

One Federal Street

Third Floor

Boston, Massachusetts

Attention: ~~Brian Sheehan~~

~~Facsimile: (866) 607-0951~~Mike Quaile

Email: ~~brian.sheehan~~michael.quaile@usbank.com

U.S. Bank National Association

1719 Otis Way

Mail Code: Ex – SC – FLOR

Florence, South Carolina 29501

Attention: Steven Garrett

Facsimile: (843) 673-0162

Email: steven.garrett@usbank.com

A-I-1

For delivery of Collateral Obligation files:

U.S. Bank National Association

1719 Otis Way

Mail Code: Ex – SC – FLOR

Florence, South Carolina 29501

Attention: Steven Garrett

Facsimile: (843) 673-0162

Email: steven.garrett@usbank.com

~~PORTFOLIO FINANCIAL SERVICING COMPANY~~VERVENT INC.

as Backup Collateral Manager

~~Portfolio Financial Servicing Company~~

Vervent Inc.

7303 SE Lake Road

Portland, OR 97267

Telephone No.: 503-721-3234

Facsimile No.: 503-274-0439

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Paying Agent

c/o Deutsche Bank National Trust Company

~~100 Plaza One, 6th Floor~~

~~MS JYC03-0699~~

~~Jersey City, New Jersey 07311~~

1761 East St. Andrew Place

Santa Ana, California 92705-4934

Attention: ~~Mark DiGiacomo~~TRIP2014

Telephone: (~~201~~714) ~~593-8425~~247-6000

Facsimile: (~~212) 553-2458~~714) 247-6478

Email: absclientservices@list.db.com; amy.mcnulty@db.com; faizah-a.khan@db.com

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

A-I-2

HITACHI CAPITAL AMERICA CORPORATION

as an Agent and as a Committed Lender

800 W. University Drive

Rochester, MI 48307

Attention: Jamie Dietlin

Telephone: 248-658-3226

Email: docs@hitachibusinessfinance.com

NBH BANK

as an Agent and as a Committed Lender

11111 W. 95th Street

Overland Park, KS 66214

Attention: Thomas J. Rohling

Facsimile No.: 855-201-0658

Email: trohling@nbhbank.com

CUSTOMERS BANK,

as an Agent and as a Committed Lender

99 Bridge Street

Phoenixville, PA 19460

Attention: Lyle Cunningham

Facsimile No.: 610-482-9612

Attention: Scott Gates

Facsimile No.: (610) 482-9483

A-I-4

Annex II

Lender	Commitment

Deutsche Bank AG, New York Branch	$85,000,000

KeyBank National Association	$80,000,000

TIAA, FSB	$50,000,000

MUFG Union Bank, N.A.	$50,000,000

Hitachi Capital America Corporation	$20,000,000

NBH Bank	$15,000,000

Customers Bank	$25,000,000

Total	$325,000,000

A-II-1